Exhibit 10.2.1

AMENDED AND RESTATED

STOCKHOLDERS AGREEMENT

CLIENTLOGIC CORPORATION

Dated as of August 15, 2000

Table of Contents

1.	Interpretation		1

	1.1	Definitions	1

	1.2	Rules of Construction	12

2.	Corporate Governance		13

	2.1	Board	13

	2.2	Other Activities of the Stockholders; Fiduciary Duties	15

	2.3	Grant of Proxy	15

	2.4	Observer Rights	15

	2.5	Outside Directors	16

	2.6	Board Meetings	16

	2.7	Audit and Compensation Committees	16

	2.8	Significant Actions	17

3.	Issuance of Securities		18

	3.1	Issuances of Capital Stock or Common Stock Equivalents	18

	3.2	Issuances of Employee Incentive Securities	18

	3.3	Preemptive Rights	18

4.	Transfers of Securities and Limitations on Transfers		21

	4.1	Restrictions on Transfer	21

	4.2	Restrictive Legends	21

	4.3	Notice of Proposed Transfers	22

	4.4	Termination of Certain Restrictions	23

	4.5	Exempt Transfers	23

	4.6	Sales by Minority Stockholders	24

	4.7	Certain Third Party Sales	25

	4.8	Rights of First Refusal – Onex and OMERS	25

	4.9	Tag Along Rights	27

	4.10	Drag Along Rights	28

	4.11	Involuntary Transfers	31

	4.12	General Provisions Relating to Certain Sales of Securities	35

	4.13	All Stockholders to Be Bound	37

	4.14	Certain Events Not Deemed Transfers	37

	4.15	Transfer and Exchange	37

	4.16	Replacement Securities	37

5.	Public Offerings		38

	5.1	Qualified IPO	38

	5.2	Secondary Offering in Connection with Qualified IPO	38

	5.3	Demand Registrations	38

	5.4	Piggyback Registrations	41

	5.5	Holdback Agreement	42

	5.6	Registration Procedures	43

	5.7	Suspension of Dispositions	46

	5.8	Registration Expenses	47

	5.9	Indemnification	47

	5.10	Further Assurances	50

6.	Option By Certain Unaccredited Stockholders		50

	6.1	Grant of Option	50

	6.2	Option Transaction	51

	6.3	Exercise of Option	51

	6.4	Closing	51

	6.5	Exercise Price	52

	6.6	Assignment of Option	52

7.	Confidentiality, Non-Competition and Non-Solicitation		52

	7.1	Acknowledgement	52

	7.2	Covenants	52

	7.3	Exceptions	54

	7.4	Reasonable Restrictions	55

8.	Miscellaneous		55

	8.1	Implementation	55

	8.2	Notices	55

	8.3	Successors and Assigns	56

8.4	Remedies	57

8.5	Termination	57

8.6	Legal Holidays	57

8.7	Governing Law	57

8.8	Severability	57

8.9	No Waivers; Amendments	57

8.10	Currency	58

8.11	Sections and Headings	58

8.12	Entire Agreement	58

8.13	Duplicate Originals	58

8.14	Time of Essence	58

8.15	Number and Gender	58

8.16	Ceasing to Be a Party	58

8.17	Change in Securities	58

8.18	Securities Subsequently Acquired	59

8.19	Registration of Securities	59

AMENDED AND RESTATED STOCKHOLDERS AGREEMENT

THIS AMENDED AND RESTATED STOCKHOLDERS AGREEMENT (this “Stockholders Agreement”) dated as of August 15, 2000, is entered into by and among ClientLogic Corporation, a Delaware corporation, formerly known as CustomerONE Holding Corporation (including its successors, the “Corporation”), and the securityholders listed on Schedule A attached hereto, including those who subsequently are listed on Schedule A as a result of executing a Joinder Agreement.

RECITALS

WHEREAS, the Corporation was incorporated under the DGCL (as defined below) by a certificate of incorporation dated September 25, 1998 (as the same may be amended from time to time, the “Certificate”);

WHEREAS, the authorized capital stock of the Corporation consists of 373,500,000 shares of capital stock, consisting of 20,000,000 shares of Preferred Stock, and 205,000,000 shares of Class A Voting Common Stock, 20,000,000 shares of Class A Nonvoting Common Stock, 120,000,000 shares of Class B Voting Common Stock, and 8,500,000 shares of Class B Nonvoting Common Stock.

WHEREAS, the Corporation and its Stockholders desire to amend and restate that certain Stockholders Agreement dated as of October 1, 1998, by and among the Corporation and the securityholders listed therein, as amended by that certain Amendment No. 1 to Stockholders Agreement dated as of December 21, 1999, and that certain Amendment No. 2 to Stockholders Agreement dated as of June 30, 2000; and

WHEREAS, the Stockholders as of the date hereof collectively own all the outstanding shares of Common Stock of the Corporation as of the date hereof as enumerated in Schedule A.

NOW, THEREFORE, in consideration of the premises, mutual covenants, and agreements hereinafter contained and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.	Interpretation.

1.1 Definitions.

“Accredited Investor” shall mean an “Accredited Investor,” as defined in Regulation D, or any successor rule then in effect.

“Accredited Offeree” shall have the meaning provided in Section 3.3(a).

“Adjusted Proportionate Interest” shall mean a percentage, which shall be derived (at the time required for the determination) as follows: (i) as to Onex, by dividing (A) the number of shares of Fully-Diluted Common Stock held by the Onex Group at such time, by (B) the total number of shares of Fully-Diluted Common Stock held at such time by the Onex Group and the OMERS Group and (ii) as to the OMERS Group, by dividing (A) the number of shares of Fully- Diluted Common Stock held by the OMERS Group at such time by (B) the total number of shares of Fully-Diluted Common Stock held by the Onex Group and the OMERS Group at such time.

“Advice” shall have the meaning provided in Section 5.7.

“Affiliate” shall mean, with respect to any Person, any Person who, directly or indirectly, controls, is controlled by or is under common control with that Person. For purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

“Affiliated Successor” shall have the meaning provided in Section 3.3(a).

“Audit Committee” has the meaning set forth In Section 2.7.

“Berczi” shall mean Peter Berczi.

“Board” shall mean the Board of Directors of the Corporation.

“Business Day” shall mean a day that is not a Legal Holiday.

“Bylaws” shall mean the Bylaws of the Corporation as in effect from time to time.

“Call Right” shall have the meaning provided in Section 4.11(c).

“Cause” shall mean (i) the willful refusal of a Management Stockholder to perform in any material respect the duties or responsibilities to the Corporation as assigned by an authorized officer of the Corporation, or willful disregard in any material respect of any financial or other budgetary limitations established in good faith by the Board; (ii) the willful engagement by a Management Stockholder in conduct that causes material injury, monetarily or otherwise, to the Corporation, including, but not limited to, misappropriation or conversion of assets of the Corporation (other than nonmaterial assets), unless such actions were approved by the Board or the Chief Executive Officer of the Corporation; (iii) conviction of or entry of a plea of nolo contendere to a felony; or (iv) a material breach of any agreement between a Management Stockholder and the Corporation by such Management Stockholder in violation of the restrictive covenants in such agreement. No act or failure to act by a Management Stockholder shall be deemed “willful” if done, or omitted to be done, by him in good faith and with the reasonable belief that his action or omission was in the best interest of the Corporation,

“Certificate” shall have the meaning provided in the Recitals hereof.

“Class A Nonvoting Common Stock” means shares of Class A Nonvoting Common Stock, $0.01 par value per share, of the Corporation, and any capital stock into which such Class A Nonvoting Common Stock thereafter may be changed due to a reclassification, exchange or other change in such class of stock.

“Class A Voting Common Stock” means shares of Class A Common Stock, $0,01 par value per share, of the Corporation, and any capital stock into which such Class A Common Stock thereafter may be changed due to a reclassification, exchange or other change in such class of stock.

“Class B Nonvoting Common Stock” means shares of Class B Nonvoting Common Stock, $0.01 par value per share, of the Corporation, and any capital stock into which such Class B Nonvoting Common Stock thereafter may be changed due to a reclassification, exchange or other change in such class of stock.

“Class B Voting Common Stock” means shares of Class B Common Stock, $0.01 par value per share, of the Corporation, and any capital stock into which such Class B Common Stock thereafter may be changed due to a reclassification, exchange or other change in such class of stock.

“Common Stock” shall mean shares of the Class A Nonvoting Common Stock, Class A Voting Common Stock, Class Nonvoting Common Stock, and Class B Voting Common Stock, and any capital stock into which such Common Stock thereafter may be changed due to a reclassification, exchange or other change in such class of stock.

“Common Stock Equivalents” shall mean, without duplication with any other Common Stock or Common Stock Equivalents, any rights, warrants, options, convertible securities or indebtedness, exchangeable securities or indebtedness, or other rights, exercisable for or convertible or exchangeable into, directly or indirectly, Common Stock of the Corporation and securities convertible or exchangeable into Common Stock of the Corporation, whether at the time of issuance or upon the passage of time or the occurrence of some future event,

“Compensation Committee” has the meaning set forth in Section 2.7.

“Confidential Information” shall have the meaning provided in Section 7.1.

“Cordena/Adverbe Stockholder” shall mean Jan Baurdoux, Peter Dekker, Ole Sommer Erickson, Sytze Koopmans, Allessandra Kortenhorst, Jules K. Kortenhorst, Jules T. Kortenhorst, Rainier Kortenhorst, Winston Kortenhorst, Frank Loubaresse, Laurent Loubaresse, Online Services SARL, Caroline Smits, Jeroen Smits, Carien van der Laan and Joost van Gaal.

“Corporation” shall have the meaning provided in the introductory paragraph hereof.

“Date of Closing” shall have the meaning provided in Section 4.12(b).

“Defaulting Stockholder” shall have the meaning provided in Section 4.11 (c).

“Demand Registration” shall have the meaning provided in Section 5.3(a).

“Demand Request” shall have the meaning provided in Section 5.3(a).

“DGCL” shall mean the General Corporation Law of the State of Delaware.

“Drag Along Rights” shall mean the rights of Onex pursuant to Section 4.10.

“Drag Sale” shall have the meaning provided in Section 4.10.

“Employee Incentive Securities” shall mean any shares of Common Stock, Common Stock Equivalents, or other securities of the Corporation or any Subsidiary of the Corporation that may be issued from time to time to directors, officers, employees, or consultants of the Corporation or any of its Subsidiaries in compliance with Section 3.2 and shall be expressly deemed to include options granted to Mark W. Briggs as a result of the provisions of that certain Employment Agreement dated as of August 14, 2000 by and between Mr. Briggs and the Corporation.

“Event of Default” shall mean, with respect to any Stockholder, any one of the following:

(i) the Stockholder Transfers any or all of its Common Stock in contravention of the provisions of this Stockholders Agreement;

(ii) the Stockholder is the subject of any Insolvency Proceeding;

(iii) if the Stockholder is a corporation, limited liability company, or limited partnership, such Stockholder passes or purports to pass, or takes or purports to take, any proceeding with respect to the surrender of its charter, its dissolution, liquidation or winding up or loses its charter by expiration, forfeiture, or otherwise;

(iv) the Stockholder breaches any material provision of this Stockholders Agreement, and such breach has not been cured within 10 Business Days after the Stockholder receiving written notice thereof from the Corporation; or

(v) if the Stockholder is an individual, any application is made in any other jurisdiction pursuant to which such Stockholder’s spouse has requested the Transfer of all or any portion of the shares of Common Stock, owned by such Stockholder to such spouse or any other person.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the SEC thereunder.

“Excluded Registration” shall mean a registration under the Securities Act of (i) securities registered on Form S-8 or any similar successor form and (ii) securities registered to effect the acquisition of or combination with another Person.

“Exempt Transfer” shall have the meaning provided in Section 4.5.

“Exercise Notice” shall have the meaning provided in Section 3.3(c).

“Exercise Period” shall have the meaning provided in Section 4.8(b).

“Foreign Stockholder” shall have the meaning provided in Section 3.3(a).

“Fully-Diluted Common Stock” shall mean, at any time, the then outstanding Common Stock of the Corporation plus (without duplication) all shares of Common Stock issuable, whether at such time or upon the passage of time or the occurrence of future events, upon the exercise, conversion, or exchange of all then outstanding Common Stock Equivalents.

“Insolvency Proceeding” shall mean, with respect to any Stockholder, the occurrence of any of the following:

(i) such Stockholder

(A)	making a general assignment for the benefit of creditors or becoming insolvent or unable to meet its obligations as they generally become due,

(B)	filing a petition for voluntary liquidation or bankruptcy,

(C)	commencing any case or proceeding under applicable insolvency or bankruptcy laws now or hereafter existing (including Title 11 of the United States Code or similar U.S. federal or state law for the relief of debtors, the Bankruptcy and Insolvency Act (Canada) and, with respect to any Stockholder that is a Canadian corporation, the Companies’ Creditors Arrangement Act (Canada)),

(D)	consenting to the appointment of any receiver, receiver-manager, administrator, custodian, liquidator or trustee of all or any part of such Stockholder’s assets or property,

(E)	taking any action for the purpose of effecting any of the foregoing, or

(F)	being adjudicated as bankrupt or insolvent; or

(ii) if any petition for any proceeding in bankruptcy or liquidation or for the winding up, reorganization, or readjustment of the indebtedness of such Stockholder shall be filed, or any case or proceeding shall be commenced in respect of such Stockholder under any applicable bankruptcy or insolvency laws now or hereafter existing or any receiver, receiver-manager, administrator, custodian, liquidator, or trustee is appointed for such Stockholder or for all or any part of such Stockholder’s assets or property, or any order for relief or for the winding up, dissolution, or liquidation of such Stockholder shall be entered in any judicial proceeding, and such proceeding or appointment is not dismissed or discharged, as the case may be, within 30 days of the filing thereof or such appointment.

“Inspectors” shall have the meaning provided in Section 5.6.

“Joinder Agreement” shall mean an agreement, substantially in the form of Schedule B hereto, executed by (i) transferees of securityholders making such transferee a party to this Stockholders Agreement and (ii) persons who purchase Common Stock or Common Stock Equivalents directly from the Corporation.

“Legal Holiday” shall have the meaning provided in Section 8.6.

“Liquidity Deadline” shall have the meaning provided in Section 4.6.

“Liquidity Transaction” shall mean a transaction of the nature described in Section 4.6.

“Major Stockholder” shall mean any Stockholder owning at least Ten Thousand (10,000) shares of Class A Voting Common Stock (on an as-converted basis) (subject to appropriate adjustment for stock, splits, stock dividends, combinations and other recapitalizations).

“Management” shall mean the individuals who are officers of the Corporation.

“Management Designee” shall have the meaning provided in Section 2.1(a).

“Management StockhoIder(s)” shall mean any person who is or becomes an officer or employee of the Corporation or any Subsidiary thereof and becomes a Stockholder at any time after October 1, 1998.

“Mandatory Offer” shall have the meaning provided in Section 4.11(a).

“Material Adverse Effect” shall have the meaning provided in Section 5.3(d).

“Minority Stockholders” shall mean all of the Stockholders other than Onex and any member of the Onex Group.

“NASD” shall have the meaning provided in Section 5.8.

“Observer” has the meaning set forth in Section 2.4.

“Offer” shall have the meaning provided in Section 4.8(b).

“Offer Notice” shall have the meaning provided in Section 3.3(b).

“Offered Securities” shall have the meaning provided in Section 3.3(a).

“OMERS” shall mean Ontario Municipal Employees Retirement Board, a corporation continued under the Ontario Municipal Employees Retirement System Act.

“OMERS Aggregate Common Stock” shall mean the 10,000,000 shares of Common Stock originally issued to OMERS (as such shares may hereafter be adjusted for stock splits, stock dividends, stock combinations, reclassifications, recapitalizations, and other similar events).

“OMERS Group” shall mean OMERS and its Affiliates and its and their respective officers, directors, and employees.

“OMERS Group Designee” shall have the meaning provided in Section 2.1(a).

“OMERS Minimum Percentage” shall mean ownership by the OMERS Group of a minimum of 33.3% of the OMERS Aggregate Common Stock.

“OMERS Offer” shall have the meaning provided in Section 4.8(f).

“OMERS Sale Notice” shall have the meaning provided in Section 4.8(f).

“OMERS Target” shall mean a rate of return of 18% per annum (beginning on the date hereof) on $8.00 per share up to a maximum of $15.51 per share (in each case, as adjusted for stock splits, stock dividends, stock combinations, reclassifications, and other similar events).

“Onex” shall mean Onex Corporation, Onex Holding Property Management Ltd., a Hungarian offshore company, and any Person that is controlled directly or indirectly by Onex Corporation or a successor thereto.

“Onex Group” shall mean Onex Corporation, Onex and their respective Affiliates and their respective officers, directors, and employees (and members of their respective families and trusts for the primary benefit of such family members), and entities controlled directly or indirectly by any of such persons.

“Ortex Group Designee” shall have the meaning provided in Section 2.1(a).

“Onex Management” shall mean, collectively, Onex, its Affiliates, its and their directors, officers, and employees and any members of their immediate families and trusts established for their or their families’ benefit, and entities controlled directly or indirectly by any of such persons.

“Onex Sale Notice” shall have the meaning provided in Section 4.9(b).

“Option” shall have the meaning provided in Section 6.1.

“Option Securities” shall have the meaning provided in Section 6.1.

“Option Transaction” shall have the meaning provided in Section 6.2.

“Person” or “person” shall mean any individual, corporation, partnership, limited partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, or government or other agency or political subdivision thereof.

“Preemptive Rights” shall mean the respective rights of the Stockholders pursuant to Section 3.3(a) to subscribe for and purchase Offered Securities issued from time to time.

“Preemptive Rights Offer” shall have the meaning provided in Section 3.3(a).

“Preemptive Rights Transaction” shall have the meaning provided in Section 3.3(a).

“Preferred Stock” shall mean shares of the Preferred Stock, $0.01 par value per share, of the Corporation, and any capital stock into which such Preferred Stock thereafter may be changed.

“Proportionate Interest” of any Stockholder at any relevant time shall mean the percentage then held by such Stockholder of the Fully-Diluted Common Stock.

“Purchase Price” shall have the meaning provided in Section 4.12(c).

“Purchased Securities” shall have the meaning provided in Section 4.12(a).

“Purchaser” shall have the meaning provided in Section 4.12(a).

“Qualified IPO” shall mean a firm commitment underwritten public offering of Common Stock or other equity securities pursuant to a prospectus, registration statement or similar document under the Securities Act or equivalent laws of appropriate jurisdictions where both (i) the proceeds (prior to deducting any underwriters’ discounts and commissions) equal or exceed Fifty Million Dollars ($50,000,000) and (ii) such shares of Common Stock or equity securities are listed on at least one of The Toronto Stock Exchange, The Montreal Exchange, the New York Stock Exchange or the American Stock Exchange or authorized to be quoted and/or listed on the Nasdaq Stock Market, together with such other stock exchange or exchanges as may be approved by the Board.

“Qualified Accredited Offeree” shall have the meaning provided in Section 3.3(a).

“Qualified Foreign Stockholder” shall have the meaning provided in Section 3.3(a).

“Qualified Major Stockholder” shall mean any Major Stockholder who is either a Qualified Accredited Offeree or a Qualified Foreign Stockholder.

“Records” shall have the meaning provided in Section 5.6.

“Registrable Shares” shall mean, at any time, the Class A Voting Common Stock of the Corporation owned by the Onex Group, the OMERS Group, or the Stockholders, whether owned on the date hereof or acquired hereafter; provided, however, that Registrable Shares shall not include any shares (i) the sale of which has been registered pursuant to the Securities Act and which shares have been sold pursuant to such registration or (ii) which have been sold pursuant to Rule 144 of the SEC under the Securities Act.

“Registration Expenses” shall have the meaning provided in Section 5.8.

“Regular Demand Registration” shall have the meaning provided in Section 5.3(a).

“Regulation D” shall mean Regulation D promulgated under the Securities Act by the SEC.

“Regulation S” shall mean Regulation S promulgated under the Securities Act by the SEC.

“Representatives” shall have the meaning provided in Section 7.1.

“Requesting Holder” shall have the meaning provided in Section 5.3(a).

“Requesting Stockholder” shall have the meaning provided in Section 5.4(a).

“Required Filing Date” shall have the meaning provided in Section 5.3(a).

“Retirement” shall mean, with respect to any Management Stockholder, that (i) such Management Stockholder has reached retirement age and has retired as an employee of the Corporation or any Subsidiary thereof in accordance with the established practices and policies of the Corporation regarding the retirement of its employees or (ii) such Management Stockholder has accepted an offer to retire as an employee of the Corporation or any Subsidiary thereof.

“Retirement Date” shall have the meaning provided in Section 4.11(b).

“Retiring Management Stockholder” shall have the meaning provided Section 4.11(b).

“Rights of First Refusal” shall mean the rights granted to Onex and OMERS pursuant to Section 4.8.

“S-3 Demand Registration” shall have the meaning provided in Section 5.3(a).

“Sale Notice” shall have the meaning provided in Section 4.8(b).

“Schwartz” shall mean Edward Schwartz.

“SEC” shall mean the Securities and Exchange Commission.

“Second Exercise Notice” shall have the meaning provided in Section 4.8(c).

“Second Exercise Period” shall have the meaning provided in Section 4.8(c).

“Second Round Securities” shall have the meaning provided in Section 3.3(d).

“Second Round Subscribers” shall have the meaning provided in Section 3.3(d).

“Security” or “Securities” shall mean the Common Stock and any other securities governed by the provisions of this Stockholders Agreement.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated by the SEC thereunder.

“Seller” shall have the meaning provided in Section 4.12(a).

“Seller Affiliates” shall have the meaning provided in Section 5.9(a).

“Selling Management Stockholder” shall have the meaning provided in Section 4.11(a).

“Selling Party” shall have the meaning provided in Section 4.11(d).

“Selling Stockholder” shall have the meaning provided in Section 4.8(a).

“Senior Management” means Thomas O. Harbison, Mark R. Briggs, Gene S. Morphis, Tom Farrell, Henry Belcher, Joanne G. Biltekoff, Lee O. Waters, Jules T. Kortenhorst, Jeff Michael, Julie Casteel, Robert Fetter, and any individual who replaces any such person in a similar capacity.

“Stockholder(s)” shall mean (i) a securityholder listed on Schedule A and (ii) any person who becomes a party to this Stockholders Agreement after the date hereof pursuant to a Joinder Agreement in substantially the form of Schedule B.

“Stockholders Agreement” shall mean this Stockholders Agreement, as such from time to time may be amended.

“Subject Securities” shall have the meaning provided in Section 4.8(a).

“Subsidiary” of any Person shall mean (i) a corporation a majority of whose outstanding shares of capital stock or other equity interests with voting power, under ordinary circumstances, to elect directors, is at the time, directly or indirectly, owned by such Person, by one or more subsidiaries of such Person, or by such Person and one or more subsidiaries of such Person, and (ii) any other Person (other than a corporation) in which such Person, one or more subsidiaries of such Person, or such Person and one or more subsidiaries of such Person, directly or indirectly, at the date of determination thereof, has (x) at least a majority ownership interest or (y) the power to elect or direct the election of the directors or other governing body of such Person.

“Suspension Notice” shall have the meaning provided in Section 5.7.

“Tag Along Exercise Period” shall have the meaning provided in Section 4.9(b).

“Tag Along Offer” shall have the meaning provided in Section 4.9(a).

“Tag Along Proportion” shall have the meaning provided in Section 4.9(a).

“Tag Along Rights” shall mean the respective rights of the Stockholders (other than Onex) pursuant to Section 4.9.

“Tag Sale” shall have the meaning provided in Section 4.9.

“Termination Date” shall have the meaning provided in Section 4.11(a).

“Third Party Offer” shall have the meaning provided in Section 4.8(a).

“Third Party Purchaser” shall mean, in relation to any Stockholder, a Person with whom such Stockholder deals at arm’s length and to whom such Stockholder proposes to sell, or from whom such Stockholder has received a bona fide offer to purchase, any Securities.

“Time of Closing” shall have the meaning provided in Section 4.12(b).

“Transfer” shall mean any disposition of any Security or any interest therein that would constitute a “sale” thereof within the meaning of the Securities Act.

“Transfer Notice” shall have the meaning provided in Section 4.3.

“Unaccredited Stockholder” shall have the meaning provided in Section 6.2.

“Valuation Notice” shall have the meaning provided in Section 4.11(d).

“Valuator” shall mean an independent third party reasonably experienced in valuing like businesses.

“Voting Control” shall mean the ability of Onex (together with its Affiliates) to control a majority of the Board of Directors of the Corporation as a result of the ownership of voting securities of the Corporation.

1.2 Rules of Construction. Unless the context otherwise requires:

(a) a term has the meaning assigned to it;

(b) “or” is not exclusive;

(c) words in the singular include the plural, and words in the plural include the singular;

(d) provisions apply to successive events and transactions;

(e) “herein,” “hereof,” and other words of similar import refer to this Stockholders Agreement as a whole and not to any particular Article, Section, or other subdivision; and

(f) all dollar amounts are in U.S. dollars.

2.	Corporate Governance.

2.1 Board.

(a) Board Representation. Subject to Section 2.1(c), the Board shall consist of (i) one individual as may be designated from time to time by the OMERS Group (the “OMERS Group Designee”) and (ii) five individuals as may be designated from time to time by the Onex Group (an “Onex Group Designee”); provided, however, that three of the Onex Group Designees shall be members of Management (each, a “Management Designee”), and one such Management Designee shall be the Chairman of the Board Each Management Designee shall at all times while serving on the Board be a member of Management (which shall expressly include the Chairman of the Board); it being understood that the size of the Board may hereafter be increased from time to time.

(b) Vacancies. If, prior to his or her election to the Board pursuant to Section 2.1(a), the OMERS Group Designee or any Onex Group Designee shall be unable or unwilling to serve as a director of the Corporation, or any Management Designee ceases to be a member of Management, then the OMERS Group or Onex Group, as applicable, shall be entitled to designate a replacement who shall then be an OMERS Group Designee or an Onex Group Designee, as applicable, for purposes of this Article 2. If, following an election to the Board pursuant to Section 2.1(a), the OMERS Group Designee or any Onex Group Designee shall resign or be removed or be unable to serve for any reason prior to the expiration of his or her term as a director of the Corporation, or any Management Designee ceases to be a member of Management, the OMERS Group or the Onex Group, as applicable, shall, within thirty (30) days of such event, notify the Board in writing of a replacement OMERS Group Designee or Onex Group Designee, as applicable. Upon the Board’s receipt of such notification, the Corporation will take all steps to enable the Stockholders or the Board to fill such vacancy promptly and either (i) the Stockholders shall vote their shares of Common Stock, at any regular or special meeting called for the purpose of filling positions on the Board or in any written consent executed in lieu of such a meeting of stockholders, and shall take all such other actions necessary to ensure the election to the Board of such replacement OMERS Group Designee or Onex Group Designee to fill the unexpired term of the OMERS Group Designee or Onex Group Designee who such new OMERS Group Designee or Onex Group Designee, as applicable, is replacing or (ii) the Board shall elect such replacement OMERS Group Designee or Onex Group Designee to fill the unexpired term of the OMERS Group Designee or the Onex Group Designee who such new OMERS Group Designee or Onex Group Designee, as applicable, is replacing. If the Onex Group requests that any Onex Group Designee be removed as a director (with or without cause) by written notice thereof to the Corporation, then the Corporation shall take all actions necessary to effect, and each of the Stockholders shall vote all his, her, or its capital stock in favor of, such removal upon such request. If the OMERS Group requests that the OMERS Group Designee be removed as a director (with or without cause) by written notice thereof to the Corporation, then the Corporation shall take all actions necessary to effect, and each of the Stockholders shall vote all of his, her, or its voting capital stock in favor of, such removal upon request.

(c) Termination of Rights.

(i) The right of the Onex Group to designate directors under Section 2.1(a), and the obligation of the Stockholders to vote their shares as provided herein, shall terminate upon the first to occur of (i) the termination or expiration of this Stockholders Agreement or this Article 2, (ii) such time as the holders of a majority of the shares of Common Stock held by the Onex Group elect in writing to terminate their respective rights under this Article 2, or (iii) such time as the Onex Group no longer has Voting Control.

(ii) The right of the OMERS Group to designate a director under Section 2.1(a), and the obligation of the Stockholders to vote their shares as provided herein, shall terminate upon the first to occur of (i) the termination or expiration of this Stockholders Agreement or this Article 2, (ii) such time as the OMERS Group elects in writing to terminate its rights under this Article 2, or (iii) such time as the OMERS Group ceases to own the OMERS Minimum Percentage; upon termination of the OMERS Group’s right to designate a director hereunder, Onex shall be entitled to designate all of the directors of the Corporation, subject to Section 2.1(c)(i).

(d) Costs and Expenses. The Corporation will pay all reasonable out-of- pocket expenses incurred by the designees of the OMERS Group and the Onex Group in connection with their participation in meetings of the Board (and committees thereof) of the Corporation and the Boards of Directors (and committees thereof) of the Subsidiaries of the Corporation.

(e) Election of Designees. Each Stockholder shall vote his, her, or its shares of Common Stock or Common Stock Equivalents entitled to vote for the election of directors at any regular or special meeting of stockholders of the Corporation or in any written consent executed in lieu of such a meeting of stockholders and shall take all other actions necessary to give effect to the agreements contained in this Stockholders Agreement (including without limitation the election of persons designated by the OMERS Group and the Onex Group to be elected as directors as described in this Article 2) and to ensure that the Certificate and Bylaws as in effect immediately following the date hereof do not, at any time thereafter, conflict in any respect with the provisions of this Stockholders Agreement. In order to effectuate the provisions of this Article 2, each Stockholder hereby agrees that when any action or vote is required to be taken by such Stockholder pursuant to this Stockholders Agreement, such Stockholder shall use his, her, or its best efforts to call, or cause the appropriate officers and directors of the Corporation to call, a special or annual meeting of stockholders of the Corporation, as the case may be, or execute or cause to be executed a consent in writing in lieu of any such meetings pursuant to Section 228(a) of the DGCL.

2.2 Other Activities of the Stockholders; Fiduciary Duties. It is understood and accepted that the Stockholders and their Affiliates have interests in other business ventures which may be in conflict with the activities of the Corporation and its Subsidiaries and that, subject to applicable law and the provisions of Article 7, nothing in this Stockholders Agreement shall limit the current or future business activities of the Stockholders whether or not such activities are competitive with those of the Corporation and its Subsidiaries. Nothing in this Stockholders Agreement, express or implied, shall relieve any officer or director of the Corporation or any of its Subsidiaries, or any Stockholder, of any fiduciary or other duties or obligations they may have to the Corporation’s stockholders.

2.3 Grant of Proxy. Each Stockholder (other than the OMERS Group) hereby constitutes and appoints Onex Holding Property Management Ltd. with full power of substitution, as its true and lawful proxy and attorney-in-fact to vote any and all shares of any class or series of capital stock of the Corporation or any Subsidiary of the Corporation held by such Stockholder in accordance with the provisions of Section 2.1 of this Stockholders Agreement. Each Stockholder (other than the OMERS Group) acknowledges that the proxy granted hereby is irrevocable, being coupled with an interest, and that such proxy will continue until the termination of such Stockholder’s obligation to vote any shares in accordance with this Article 2.

2.4 Observer Rights.

(a) In the event the OMERS Group Designee is not an employee of OMERS, the OMERS Group shall also be entitled to designate one observer (“Observer”). Such Observer shall have the right to attend all meetings of the Board; provided, however, that such Observer shall not be entitled to vote on any matter presented to the Board.

(b) The Corporation shall give written notice (including any proposed agenda) to OMERS (and, upon OMERS’ written request, to the Observer) of each meeting of the Board at the same time and in the same manner as the members of the Board receive notice of such meetings; provided, however, that the failure to give such notice shall not affect the validity of any action taken at any such meeting. OMERS (and, upon OMERS’ written request, to the Observer) shall be entitled to receive all written materials and other information given to the directors of the Corporation in connection with such meetings at the same time such materials are given to such directors. If the Corporation proposes to take action by written consent in lieu of a meeting of the Board, the Corporation shall give a copy of such consent to OMERS; provided, however, that the failure to give a copy of such consent shall not affect the validity of any action taken pursuant to any such consent.

(c) OMERS acknowledges that the Observer may be furnished with non-public information related to the Corporation pursuant to this Section 2.4 or may learn of such information as a result of his or her attendance at meetings of the Board. OMERS shall cause the Observer, if any, to hold all confidential or proprietary information in confidence, and not to use or disclose, any such information provided to or learned by the Observer in connection with the rights provided in this Section 2,4 except in furtherance of OMERS’ internal management of its investment. OMERS shall be responsible for any use or disclosure by the Observer in violation of this Section 2.4. Notwithstanding any other provision of this Section 2.4 to the contrary, (i) the Corporation reserves the right not to provide information to the Observer and to exclude the Observer from any meeting (or portion thereof) of the Board if delivery of such information or attendance at any such meeting (or portion thereof) by the Observer would, or could reasonably be expected to, cause, in the good-faith judgment of the Board (based upon advice of outside counsel), the Corporation to (A) lose or waive the attorney-client privilege between the Corporation and its counsel or (B) violate any obligation under any confidentiality or other similar agreement negotiated in good faith by the Corporation, and (ii) the Observer shall not be entitled to attend any meeting of the Board during discussions regarding a transaction or other action relating to OMERS or any Affiliate thereof.

(d) The Board shall have the right to require OMERS to change the Observer for cause. This Section 2.4 shall (i) have no force or effect during any period in which the OMERS Group Designee is an employee of OMERS, and (ii) automatically terminate, and the rights and obligations of the parties hereunder shall cease to have any further effect, at such time as the OMERS Group ceases to own the OMERS Minimum Percentage.

2.5 Outside Directors. As soon as reasonably practicable after the date hereof, but in any event within eight months hereafter, Onex will use its commercially reasonable best efforts to identify and nominate two Outside Directors to the Board; for greater certainty, it is the mutual intent of the parties hereto that (i) each Outside Director will be an individual who possesses experience and background that will be beneficial to the deliberation of the Board; and (ii) neither the Corporation nor Onex shall be required to offer any prospective Outside Director compensation, reimbursement of expenses, or other perquisites more favorable than those commonly provided to outside directors of companies in similar industries. Onex will consult with OMERS in identifying and nominating such Outside Directors to the Board. Notwithstanding any provision of this Section 2.5 to the contrary, Onex will not be deemed to be in breach of this Section 2.5, if it has used its commercially reasonable best efforts to identify and nominate two Outside Directors to the Board,

2.6 Board Meetings. For so long as the OMERS Group continues to own the OMERS Minimum Percentage, the Board shall meet in person or by teleconference no less frequently than once every eight weeks.

2.7 Audit and Compensation Committees. On the date hereof, the Board shall cause its audit committee (“Audit Committee”) and compensation committee (“Compensation Committee”) to be comprised of three members, one of whom shall be the OMERS Group Designee and two of whom shall be Onex Group Designees; provided, however, that, upon the election or appointment of an Outside Director to the Board, such Outside Director shall replace one of the Onex Group Designees (as selected by Onex) on each of the Audit Committee and the Compensation Committee. Except for the Audit Committee and the Compensation Committee, no other committees of the Board shall be established unless the OMERS Group is entitled to designate one-third of the members of any such committee. If any director serving on any committee shall cease to serve as a director of the Corporation for any reason or otherwise is unable to fulfill his or her duties on any such committee, he or she shall be succeeded by another director designated in accordance with Section 2.1 by the party initially designating such director; provided, however, that (i) the OMERS Group Designee shall not be entitled to attend any committee meeting during discussions of a transaction or other action relating to OMERS or an Affiliate thereof and (ii) the Onex Group Designees shall not be entitled to attend any committee meeting during discussions of a transaction or other action relating to Onex or an Affiliate thereof. This Section 2.7 shall terminate, and the rights and obligations of the parties hereunder shall cease to have any force or effect, at such time as the OMERS Group ceases to own the OMERS Minimum Percentage.

2.8 Significant Actions. The Corporation shall not, and the Corporation shall cause its Subsidiaries not to, without the affirmative vote or consent of a majority of the Board:

(a) establish any operating plan or budget or enter into any commitment for capital expenditures of the Corporation and the Subsidiaries in excess of $500,000 for any individual commitment unless contemplated by a budget or operating plan previously approved by the Board;

(b) incur any indebtedness for borrowed money in any transaction or series of related transactions that, individually or in the aggregate, involve in excess of $10 million in any 12-month period other than trade credit and receivables financings incurred or arranged in the regular and ordinary course of business consistent with past practice;

(c) enter into any strategic alliance or joint venture with any Person involving more than $5,000,000 in the aggregate in any 12-month period;

(d) acquire any material assets or properties or sell, assign, transfer, convey, lease, or otherwise dispose of any material assets or properties (except for fair consideration in the ordinary course of business consistent with past practice) of the Corporation and its Subsidiaries on a consolidated basis;

(e) materially increase the rate or change the terms of compensation or employment of any member of Senior Management;

(f) change the members of Senior Management; and

(g) take any action customarily approved by or required to be approved by the Board.

3.	Issuance of Securities.

3.1 Issuances of Capital Stock or Common Stock Equivalents. The Corporation may, at any time and from time to time with the approval of the Board, issue shares of capital stock, including Common Stock or any Common Stock Equivalents, including, without limitation: (a) any Employee Incentive Securities issued from time to time pursuant to Section 3.2; (b) any shares of Common Stock issued from time to time upon the conversion, exchange, or exercise of any Common Stock Equivalents, including, without limitation, any Employee Incentive Securities which are Common Stock Equivalents; or (c) any shares of Common Stock or Common Stock Equivalents issued in connection with a Qualified IPO.

3.2 Issuances of Employee incentive Securities. The Corporation or any Subsidiary of the Corporation may issue Employee Incentive Securities pursuant to employee benefit or similar plans or arrangements of the Corporation and/or its Subsidiaries and with the approval of the Board and pursuant to the DGCL.

3.3 Preemptive Rights.

(a) Rights to Participate in Future Sales. Subject to Section 3.3(e), in the event that the Corporation or any Affiliated Successor proposes to issue or sell (a “Preemptive Rights Transaction”) any shares of Common Stock, Common Stock Equivalents or other generally voting equity securities (the “Offered Securities”), the Corporation shall first offer (the “Preemptive Rights Offer”) to each Major Stockholder (i) who certifies (to the reasonable satisfaction of the Corporation) that such Major Stockholder is an Accredited Investor (an “Accredited Offeree”) but only in the event that the participation of such Accredited Offeree in the Preemptive Rights Offer would not (a) require delivery by the Corporation or any other person of a prospectus, offering circular, or any other similar material (including, without limitation, financial statements of the Corporation), (b) require the registration (or equivalent action) with respect to the Offered Securities or the obtaining of any waiver with respect to the Offered Securities, (c) restrict the Corporation’s or its Subsidiaries’ ability to complete any transaction in a timely manner, or (d) require the filing by the Corporation or its Subsidiaries of any periodic reports following the completion of any such Preemptive Rights Offer (an Accredited Offeree who satisfies the requirements of clauses (a) through (d) hereof is hereinafter referred to as a “Qualified Accredited Offeree”), or (ii) who is not a “U.S. person” (as defined in Regulation S) (a “Foreign Stockholder”) but only in the event that the participation of such Foreign Stockholder in the Preemptive Rights Offer would not (a) require delivery by the Corporation or any other person of a prospectus, offering circular or any other similar material (including, without limitation, financial statements of the Corporation), (b) require the registration (or equivalent action) with respect to the Offered Securities or the obtaining of any waiver with respect to the Offered Securities, (c) restrict the Corporation’s or its Subsidiaries’ ability to complete any transaction in a timely manner, or (d) require the filing by the Corporation or its Subsidiaries of any periodic reports following the completion of any such Preemptive Rights Offer (a Foreign Stockholder who satisfies the requirements of clauses (a) through (d) hereof is hereinafter referred to as a “Qualified Foreign Stockholder”), at the same price and for the same consideration to be paid by the proposed purchaser, that proportion of the Offered Securities which equals that Qualified Major Stockholder’s Proportionate Interest at the

time the Board determines to issue such Offered Securities. As used herein, the term “Affiliated Successor” shall mean a successor entity to the Corporation (whether by merger, consolidation, reorganization, or otherwise) in which the Onex Group owns at least the same percentage of the fully-diluted common stock or similar equity interest of such entity (after giving effect to the merger, consolidation, reorganization, or other transaction) as the Onex Group owns of the Fully-Diluted Common Stock of the Corporation immediately prior to the transaction establishing the Affiliated Successor. Notwithstanding the foregoing, as a condition to any Qualified Foreign Stockholder’s right to participate in any Preemptive Rights Offer, (i) such Qualified Foreign Stockholder shall make such undertakings to the Corporation as required to comply with the requirements of Regulation S, and (ii) such Qualified Accredited Offeree shall enter into customary subscription documentation sufficient to ensure compliance with applicable securities laws.

(b) Offer Notice. The Corporation shall, no later than twenty-one (21) days prior to the consummation of a Preemptive Rights Transaction, give notice in writing (the “Offer Notice”) to each Major Stockholder of such Preemptive Rights Transaction. The Offer Notice shall describe the proposed Preemptive Rights Transaction (including, the price at which the Offered Securities are to be issued and the date (which shall be not less than twenty-one (21) nor more than sixty (60) days after the later of the date of the initial Offer Notice and a supplemental Offer Notice, if any) on which the purchase of any securities taken up under the Preemptive Rights Offer is to be completed), identify the proposed purchaser, identify the respective Proportionate Interests of the Major Stockholders and contain the Preemptive Rights Offer. If any such information is not then known to the Corporation, or has not then been determined by the Corporation, such information shall be included in a supplemental Offer Notice delivered to the Major Stockholders promptly after the Corporation becomes aware of such information or makes such determination. The Corporation shall also, upon the written request of a Qualified Major Stockholder, provide to such Qualified Major Stockholder the audited financial statements of the Corporation for its most recently ended fiscal year (as well as for any previous year for which audited financial statements of the Corporation are available), any quarterly financial statements prepared by the Corporation for its current fiscal year and the profit plan or budget of the Corporation for the current fiscal year. The Corporation will provide to any Qualified Major Stockholder any other materials or information relating to the Corporation which are requested by such Qualified Major Stockholder and, in the determination of the Corporation, acting reasonably, are relevant to the determination of the value of the Offered Securities proposed to be issued.

(c) Exercise. Any Qualified Major Stockholder may exercise its Preemptive Right by giving written notice (an “Exercise Notice”) to the Corporation within twenty-one (21) days after the Offer Notice (or any supplement thereto) is sent by the Corporation to the Major Stockholder. The Exercise Notice shall specify the number of shares of Offered Securities that the Qualified Major Stockholder wishes to purchase and shall irrevocably bind the Qualified Major Stockholder to purchase such Offered Securities at the price and on the date specified in the Offer Notice. If any such Qualified Major Stockholder fails to timely deliver an Exercise Notice to the Corporation and/or pay for the shares to be purchased in accordance with the terms set forth in the Offer Notice, the Corporation or such Affiliated Successor may proceed with the proposed issue or sale of the Offered Securities, free of any right on the part of such Qualified Major Stockholder under this Section 3.3 in respect thereof.

(d) Second Round Subscribers. In the event that one or more Qualified Major Stockholders fail to give a properly completed Exercise Notice in respect of all or part of the Offered Securities offered to it, him or her pursuant to Section 3.3(a). the Offered Securities not subscribed for (the “Second Round Securities”) shall be allocated among those Qualified Major Stockholders (if any) (“Second Round Subscribers”) who indicate in their respective Exercise Notices a desire to subscribe for more than their Proportionate Interest of the total Offered Securities offered pursuant to Section 3.3(a) up to any maximum number set out in the Exercise Notice. If the number or amount of Second Round Securities is less than the number or amount desired to be taken up by Second Round Subscribers, the Second Round Securities shall be allocated among the Second Round Subscribers on a pro rata basis (such that all the Second Round Securities are allocated) according to their respective Proportionate Interests (rounded, as appropriate, to the nearest whole number). In the event that not all Second Round Securities are taken up and purchased by the Qualified Major Stockholders, the Corporation may issue such Second Round Securities not so subscribed for at a price not less than that set out in the Offer Notice to such Persons as the Board may determine in its discretion, subject to compliance with Section 4.13.

(e) Exceptions to Preemptive Rights. The Corporation may, subject to compliance with Section 4.13, issue any of the following securities without triggering the Preemptive Rights: (i) Employee Incentive Securities, (ii) shares of Common Stock or Common Stock Equivalents upon exercise of any Common Stock Equivalent which, when issued, was subject to or exempt from the Preemptive Rights under this Section 3.3, (iii) securities distributed or set aside ratably to all holders of Common Stock (or any class or series thereof) on a per share equivalent basis, (iv) shares of Common Stock or other equity securities in a Qualified IPO approved in accordance with Section 5.1, (v) shares of Common Stock or Common Stock Equivalents issued in connection with a merger or consolidation or other business combination of the Corporation or a Subsidiary of the Corporation into or with another entity or an acquisition by the Corporation or a Subsidiary of the Corporation of another business or corporation, (vi) shares of Common Stock in payment of all or any portion of the principal of, or interest or premium on, any indebtedness of the Corporation or any of its Subsidiaries, (vii) shares of Preferred Stock of the Corporation that are not Common Stock Equivalents, (viii) shares of Common Stock Equivalents that are attached to or otherwise issued in connection with indebtedness of the Corporation, (ix) shares of Common Stock issuable in exchange for shares of exchangeable capital stock of any of the Corporation’s Subsidiaries, (x) shares of Common Stock issued pursuant to Section 3.1 of the Class B Stockholders Agreement, dated as of August 15, 2000, among the Corporation, OMERS, Onex, and Onex HOC in connection with a Pre-IPO Private Placement (as defined therein) or a Qualified IPO; or (xi) shares of Common Stock to the Onex Group or OMERS Group in accordance with any agreement providing such Persons protection against certain dilutive events; provided, however, that the OMERS Group shall retain Preemptive Rights with respect to issuances of Common Stock or Common Stock Equivalents under the circumstances described in clauses (vi) and (viii) (herein, the “Special Preemptive Rights”), but only to the extent that the indebtedness involved is owed to an Affiliate of the Corporation or to Onex (other than issuances of Common Stock upon conversion of that certain Convertible Promissory Note in the principal amount of $25,000,000 originally issued on July 5, 2000 in favor of Onex Corporation, as replaced and superceded by the Convertible Promissory Note in the principal amount of $25,000,000 dated August 15, 2000, or subsequent replacements thereof).

4.	Transfers of Securities and Limitations on Transfers.

4.1 Restrictions on Transfer. The Securities shall not be Transferred or otherwise conveyed, assigned, or hypothecated before satisfaction of (i) the conditions specified in Sections 4.1, 4.2, and 4.3, which conditions are intended to ensure compliance with the provisions of the Securities Act with respect to the Transfer of any Security and (ii) if applicable, Sections 4.8, 4.9, 4.10, 4.11, 4.12, and 4.15. Any purported Transfer in violation of this Article 4 shall be void ab initio and of no force or effect. Other than Transfers to the public pursuant to an effective registration statement or sales to the public pursuant to Rule 144 under the Securities Act otherwise permitted hereunder, each Stockholder will cause any proposed transferee of any Security or any interest therein held by it to agree to take and hold such Securities subject to the provisions and upon the conditions specified in this Stockholders Agreement.

4.2 Restrictive Legends.

(a) Securities Act Legend. Except as otherwise provided in Section 4.4, each Security held by a Stockholder, and each Security issued to any subsequent transferee of such Security, shall be stamped or otherwise imprinted with a legend in substantially the following form:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, NOR PURSUANT TO THE SECURITIES OR “BLUE SKY” LAWS OF ANY STATE. SUCH SECURITIES MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED, OR OTHERWISE ASSIGNED, EXCEPT PURSUANT TO (i) A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES WHICH IS EFFECTIVE UNDER SUCH ACT, (ii) RULE 144 UNDER SUCH ACT, OR (iii) ANY OTHER EXEMPTION FROM REGISTRATION UNDER SUCH ACT.

Notwithstanding the prior provisions of this Section 4.2(a), in the event that any Stockholder is not a resident of the United States, the legend stamped or otherwise imprinted on such Security shall be in substantially the following form:

THE SECURITIES COVERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF OTHER JURISDICTIONS AND MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, “U.S. PERSONS” (AS DEFINED IN REGULATION S PROMULGATED UNDER THE SECURITIES ACT) EXCEPT IN ACCORDANCE WITH REGULATIONS UNDER THE SECURITIES ACT, PURSUANT TO REGISTRATION OF THE SECURITIES UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

(b) Other Legends. Except as otherwise permitted by the last sentence of Section 4.1, each Security issued to each Stockholder or a subsequent transferee shall include a legend in substantially the following form:

THE SECURITIES COVERED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER, VOTING AND OTHER TERMS AND CONDITIONS SET FORTH IN THE AMENDED AND RESTATED STOCKHOLDERS AGREEMENT DATED AS OF AUGUST 15, 2000, A COPY OF WHICH MAY BE OBTAINED FROM CLIENTLOGIC CORPORATION AT ITS PRINCIPAL EXECUTIVE OFFICES.

THE ISSUER IS AUTHORIZED TO ISSUE SHARES OF MORE THAN ONE CLASS AND TO ISSUE SHARES IN MORE THAN ONE SERIES OF AT LEAST ONE CLASS. THE ISSUER WILL FURNISH WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS A STATEMENT OF THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OR SERIES THEREOF AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS.

4.3 Notice of Proposed Transfers. Prior to any Transfer or attempted Transfer of any Security, the Stockholder of such Security shall (i) give ten (10) days’ prior written notice (a “Transfer Notice”) to the Corporation of such Stockholder’s intention to effect such Transfer, describing the manner and circumstances of the proposed Transfer, and (ii) either (A) provide to the Corporation an opinion reasonably satisfactory to the Corporation from counsel who shall be reasonably satisfactory to the Corporation (or supply such other evidence reasonably satisfactory to the Corporation) that the proposed Transfer of such Security may be effected without registration under the Securities Act, or (B) certify to the Corporation that the Stockholder reasonably believes the proposed transferee is a “qualified institutional buyer” and that such Stockholder has taken reasonable steps to make the proposed transferee aware that such Stockholder may rely on Rule 144A under the Securities Act in effecting such Transfer. Within five (5) days after its receipt of the Transfer Notice and opinion (if required) or certification, the Corporation shall so notify the Stockholder of such Security and such Stockholder shall thereupon be entitled to Transfer such Security in accordance with the terms of the Transfer Notice. Each Security issued upon such Transfer shall bear the appropriate restrictive legend set forth in Section 4.2(a), unless in the opinion of the Corporation or such counsel such legend is not required in order to ensure compliance with the Securities Act. The Stockholder of the Security giving the Transfer Notice shall not be entitled to Transfer such Security until receipt of the notice from the Corporation under this Section 4.3.

4.4 Termination of Certain Restrictions. Notwithstanding the foregoing provisions of this Section 4, the restrictions imposed by Section 4.2(a) upon the transferability of the Securities and the legend requirements of Section 4.2(a) shall terminate as to any Security (i) when and so long as such Security shall have been effectively registered under the Securities Act and disposed of pursuant thereto or (ii) when the Corporation shall have received an opinion of counsel reasonably satisfactory to it that such Security may be Transferred without registration thereof under the Securities Act and that such legend may be removed. Whenever the restrictions imposed by Section 4.2(a) shall terminate as to any Security, the Stockholder thereof shall be entitled to receive from the Corporation, at the Corporation’s expense, a new Security not bearing the restrictive legend set forth in Section 4.2(a).

4.5 Exempt Transfers. Any transaction described in this Section 4.5 is an “Exempt Transfer” which shall not be subject to the restrictions set out in Section 4.1 and may be effected without triggering Rights of First Refusal, Tag Along Rights, or Drag Along Rights.

(a) Transfers to an Affiliate. A Stockholder may Transfer all or part of the Common Stock or Common Stock Equivalents held by it from time to time to an Affiliate of the transferring Stockholder; provided, however, that prior to such Transfer:

(i) such transferee (if not already a party to this Stockholders Agreement) shall agree to be bound by this Stockholders Agreement in accordance with Section 4.13;

(ii) such transferee shall execute such documents as the Corporation, acting reasonably, may consider necessary to ensure that, in the event such transferee ceases for any reason to be an Affiliate of such transferor, such transferee shall be legally bound to Transfer to such transferor all Common Stock and Common Stock Equivalents then held by such transferee; and

(iii) such transferor shall agree, in form and content satisfactory to the Corporation, acting reasonably, that as long as such transferee holds any Common Stock or Common Stock Equivalents, such transferor shall guarantee and be responsible for the performance and observance by such transferee of all of its obligations under this Stockholders Agreement.

(b) Pledges. A Stockholder may pledge or otherwise grant a security interest in all or part of the Common Stock and Common Stock Equivalents held by it from time to time in favor of a bank, trust company, or other similar financial institution to secure bona fide indebtedness of such Stockholder; provided, however, that, prior thereto, such bank trust company, or financial institution acknowledges, in form and content satisfactory to the Corporation, acting reasonably, that the Securities subject to such pledge or security interest and all rights of such bank, trust company, or financial institution, as the case may be, in respect thereof shall be subject in all respects to the provisions of this Stockholders Agreement.

(c) Sales to Onex Management. Onex may Transfer a portion of the Common Stock held by it at any time or from time to time to any person forming part of the Onex Management, and any members of the Onex Management may Transfer Common Stock to any other member of Onex Management or to Onex; provided, however, that prior to such Transfer, the transferee (if not already a party to this Stockholders Agreement) shall agree to be bound by this Stockholders Agreement in accordance with Section 4.13; provided, further, that for purposes of this Section 4.5(c), “Onex Management” shall not include any full-time officer or employee of the Company or any of its Subsidiaries or any entity controlled by or established for the benefit of one or more of such persons or members of their families, but only to the extent that a Transfer to any such person or any such entity is other than an incentive or retirement payment in the ordinary course of business.

(d) Public Offerings. Any Stockholder may sell all or any part of the Common Stock or Common Stock Equivalents held by it, him, or her pursuant to a registered public offering of such Common Stock or Common Stock Equivalents, subject to the terms of Section 5.

(e) Transfer to Berczi. Onex may Transfer up to 80,000 shares of Common Stock to Berczi pursuant to the employment stock purchase agreement dated December 17, 1998 between Berczi and Onex.

(f) Transfer to Cordena/Adverbe Stockholders. Onex may Transfer shares of Common Stock in an amount not to exceed 60,000 shares to the Cordena/Adverbe Stockholders in satisfaction of the Corporation’s agreement to offer the Cordena/Adverbe Stockholders the right to purchase their proportionate interest of the shares of the Corporation’s Common Stock issued in connection with the Corporation’s acquisition of Market Vision Inc.

4.6 Sales by Minority Stockholders. It is the intention of the Stockholders that the Corporation will use commercially reasonable efforts to pursue a transaction or transactions that will enhance liquidity opportunities for holders of Common Stock who so desire it, whether through a private sale of Common Stock, a private sale of the assets of the Corporation, a Qualified IPO of Common Stock, a recapitalization or otherwise (a “Liquidity Transaction”), on or prior to April 28, 2003 (the “Liquidity Deadline”). In the event that a Liquidity Transaction has not occurred and no bona fide opportunity to participate in a Liquidity Transaction has been presented to the Minority Stockholders on or prior to the Liquidity Deadline, the Minority Stockholders shall have the right to solicit and accept Third Party Offers, subject to the Rights of First Refusal in favor of Onex and OMERS contained in Section 4.8 and the provisions of Sections 4.1 and 4.13, it being understood that this Section 4.6 shall not limit the OMERS Group’s right to sell to a Third Party Purchaser as provided in Section 4.7(b).

4.7 Certain Third Party Sales.

(a) Sales by Onex. Subject to Sections 4.1, 4.2, 4.3, 4.9 and 4.13, the Onex Group shall be entitled to sell all or any portion of the Common Stock or Common Stock Equivalents owned by it to any Third Party Purchaser.

(b) Sales by OMERS. Subject to Sections 4.1, 4.2, 4.3, 4.8(f), 4.9, and 4.13, the OMERS Group shall be entitled to sell all or any portion of the Common Stock or Common Stock Equivalents owned by it to any Third Party Purchaser.

4.8 Rights of First Refusal – Onex and OMERS.

(a) Rights of First Refusal. If any Minority Stockholder other than a member of the OMERS Group (a “Selling Stockholder”) wishes to Transfer to a Third Party Purchaser all or any portion of the Common Stock or Common Stock Equivalents then held by it, him, or her (the “Subject Securities”) and such Minority Stockholder is then entitled to so Transfer its Common Stock or Common Stock Equivalents pursuant to this Article 4, other than by way of an Exempt Transfer, the Selling Stockholder must first offer the Subject Securities to Onex and the OMERS Group on the terms set out in this Section 4.8. Prior to so offering the Subject Securities to Onex and the OMERS Group, the Selling Stockholder shall obtain from such Third Party Purchaser a legally binding offer (a “Third Party Offer”) in writing to purchase from the Selling Stockholder the Subject Securities, which offer must provide that (i) the entire purchase price for the Subject Securities shall be payable in cash at closing and there shall be no other consideration for the Subject Securities, (ii) no property is to be transferred by the Selling Stockholder other than such Subject Securities, and (iii) there are no conditions to the completion of such purchase other than the continuing accuracy of any customary representations and warranties required to be given by such Selling Stockholder. The right set forth in this Section 4.8(a) shall terminate (i) as to Onex, when the Onex Group no longer has Voting Control, and (ii) as to the OMERS Group, when it no longer holds the OMERS Minimum Percentage.

(b) Sale Notice. The Selling Stockholder shall give written notice (a “Sale Notice”) to each of Onex and the OMERS Group of any proposed sale to a Third Party Purchaser, which notice shall contain a copy of the Third Party Offer and set out, in reasonable detail, information regarding the identity and financial strength of the Third Party Purchaser, The Sale Notice shall also contain an offer (the “Offer”) to sell the Subject Securities to Onex and the OMERS Group in accordance with their Adjusted Proportionate Interests on the same terms (including the same covenants, representations, warranties, indemnities, and price per share of Common Stock or Common Stock Equivalents, as the case may be) and conditions, mutatis mutandis, as contained in the Third Party Offer. The Offer shall be irrevocable and shall be open for acceptance by each of Onex and the OMERS Group during the period (the “Exercise Period”) specified in the Sale Notice, which period shall not end less than twenty-one (21) days after the date on which the Sale Notice is received by Onex and the OMERS Group.

(c) Exercise Notice. If Onex or the OMERS Group wishes to accept the Offer, it shall give an Exercise Notice (an “Exercise Notice”) to the Selling Stockholder on or before the last day of the Exercise Period. If Onex and/or the OMERS Group so delivers an Exercise Notice, the Selling Stockholder shall be bound to sell to Onex and/or the OMERS Group, as applicable, and Onex and/or the OMERS Group shall be bound to purchase, in their respective Adjusted Proportionate Interests, the Subject Securities, as applicable, for the price and on the other terms and conditions specified in this Section 4.8. If only one of Onex and the OMERS Group delivers an Exercise Notice to the Selling Stockholder in accordance with foregoing provisions of this Section 4.8(c), the Selling Stockholder shall deliver to the party that delivered such Exercise Notice an offer to purchase the remaining Subject Securities in the same form and on the same terms as the initial Offer (the “Second Offer”). The Second Offer shall be irrevocable and shall be open for acceptance by the offeree for seven (7) days after the date on which the Second Offer is received by the offeree (the “Second Exercise Period”). If the offeree desires to accept the Second Offer, it shall give written notice thereof (“Second Exercise Notice”) to the Selling Stockholder on or before the last day of the Second Exercise Period. If a Second Exercise Notice is delivered, the Selling Stockholder shall be bound to sell such remaining Subject Securities to Onex or the OMERS Group, as applicable, and Onex or the OMERS Group, as applicable, shall be bound to purchase, such remaining Subject Securities for the price and on the other terms and conditions specified in this Section 4.8.

(d) Failure to Exercise. If, after complying with the foregoing provisions of this Section 4.8, Subject Securities remain that neither Onex nor the OMERS Group has elected to purchase, the Selling Stockholder may sell all (but not less than all) of such remaining Subject Securities to the Third Party Purchaser for the price and on the other terms and subject to the conditions specified in the Third Party Offer; provided, however, that such sale is completed within thirty (30) days following the expiration of the Exercise Period, or, if applicable, the Second Exercise Period; provided, further, that if such sale is not so completed, the Selling Stockholder may not sell the Subject Securities to a Third Party Purchaser without again offering the Subject Securities to Onex and the OMERS Group in accordance with this Section 4.8.

(e) Offers Irrevocable. All Offers made by any Selling Stockholder to Onex or the OMERS Group pursuant to this Section 4.8 shall be irrevocable during the Exercise Period and, if applicable, the Second Exercise Period,

(f) Right of First Refusal of Onex on OMERS. Notwithstanding any other provision of this Section 4.8 to the contrary, for so long as the Onex Group has Voting Control, if the OMERS Group desires to Transfer to a Third Party Purchaser all or any portion of the Common Stock or Common Stock Equivalents then held by it, and shall have obtained a bona fide offer to purchase such securities in cash from a Third Party Purchaser (including by way of letter of intent or executed term sheet) with respect thereto, and the OMERS Group is then entitled to so Transfer its Common Stock or Common Stock Equivalents pursuant to this Article 4, other than by way of an Exempt Transfer, the OMERS Group must first deliver a written notice to Onex (an “OMERS Sale Notice”) setting forth (i) the name of the Third Party Purchaser, (ii) all material terms and conditions contained in the offer of such Third Party Purchaser (including the purchase price per share), and (iii) an offer (the “OMERS Offer”) to sell all of the subject Common Stock and/or Common Stock Equivalents to Onex on the same terms (including the same covenants, representations, warranties, indemnities, and price per share of

Common Stock or Common Stock Equivalents, as the case may be) and conditions, mutatis mutandis, as contained in the offer described in the OMERS Sale Notice, The OMERS Offer shall be irrevocable and shall be open for acceptance by Onex during the period specified in the OMERS Sale Notice, which period shall not end less than twenty one (21) days after the date on which the OMERS Sale Notice is received by Onex, The terms and conditions on which Onex may exercise its rights regarding an OMERS Offer during the period set forth in the preceding sentence, the terms and conditions on which the OMERS Group may sell in the event such rights are not exercised during such period, and related matters shall be as set forth in Sections 4.8(c)-(e), excluding for such purpose OMERS’ Rights of First Refusal under this Section 4.8 and provided that Onex shall have the right to purchase all such subject Securities.

4.9 Tag Along Rights.

(a) Tag Along Rights. If at any time Onex proposes to sell (a “Tag Sale”), other than by way of an Exempt Transfer, to a Third Party Purchaser, Onex may complete such sale to the Third Party Purchaser only if the Third Party Purchaser extends an offer (a “Tag Along Offer”) to each of the Minority Stockholders so that each Minority Stockholder shall have the option to sell to the Third Party Purchaser up to the same percentage of such Minority Stockholder’s Fully-Diluted Common Stock as the shares being sold by Onex represent of its Fully-Diluted Common Stock (the “Tag Along Proportion”) on the same terms (including the same covenants, representations, warranties, indemnities and consideration per share of Common Stock or Common Stock. Equivalent, as the case may be) and conditions, mutatis mutandis, as those specified in the Onex Sale Notice delivered pursuant to Section 4.9(b); provided, however, that, (i) if the consideration to be received by Onex includes any securities, only co-sellers who have certified to the reasonable satisfaction of Onex that they are Qualified Accredited Offerees or Qualified Foreign Stockholders shall be entitled to participate in such Transfer, unless the transferee consents otherwise, and (ii) the only representations and indemnities that OMERS will be required to give will be with respect to OMERS’ title to (and the absence of liens on) the Common Stock to be sold by it and OMERS’ authority to sell such Common Stock.

(b) Notice. Onex shall forthwith give notice (an “Onex Sale Notice”) to the Minority Stockholders of any proposed sale to a Third Party Purchaser, which notice shall set out, in reasonable detail, (i) information regarding the identity of the Third Party Purchaser and the consideration and other material terms and conditions of such sale,(ii) a description of the Tag Along Rights arising in connection with such sale and any (iii) other information required by this Section 4.9, and shall contain an offer from the Third Party Purchaser to purchase up to the Tag Along Proportion of such Minority Stockholder’s Common Stock, subject to clause (ii) of Section 4.9(a) on the same terms (including the same covenants, representations, warranties, indemnities, and consideration per share of Common Stock or Common Stock Equivalent, as the case may be) and conditions, mutatis mutandis, as set out in the Onex Sale Notice. The offer from the Third Party Purchaser shall be irrevocable and shall be open for acceptance by the Minority Stockholders during the period specified in the Onex Sale Notice (the “Tag Along Exercise Period”), which period shall not end less than twenty-one (21) days after the date on which the Onex Sale Notice is given to the Minority Stockholders.

(c) Exercise. A Minority Stockholder may irrevocably exercise its Tag Along Right by giving written notice to Onex prior to the expiry of the Tag Along Exercise Period, in which case such Minority Stockholder shall be obligated to sell to the Third Party Purchaser the number of shares of Common Stock which it has indicated in such notice it wishes to sell. The closing of each such sale shall be conditional on the closing of the sale of Common Stock by Onex and each Minority Stockholder that elects to exercise its Tag Along Rights, which condition may not be waived without the consent of all Minority Stockholders.

(d) Failure to Exercise. If any Minority Stockholder does not exercise its, his, or her Tag Along Right by delivering the notice contemplated by Section 4.9(c), or exercises its Tag Along Right with respect to less than the Tag Along Proportion of its, his, or her Common Stock, Onex and those Minority Stockholders who elect to sell more than their respective Tag Along Proportion of Common Stock shall be entitled to sell additional shares of Common Stock to the Third Party Purchaser; provided, however, that (i) no Stockholder shall be entitled to sell more than the maximum number of shares of Common Stock specified in its election and (ii) if the total number, of shares of Common Stock which Onex and all Minority Stockholders that exercise their Tag Along Rights wish to sell exceeds the total number of shares of Common Stock which the Third Party Purchaser has offered to purchase, the option to sell additional shares of Common Stock to the Third Party Purchaser shall be allocated among Onex and such Minority Stockholders on a pro rata basis, based upon the a number of shares of Common Stock and/or Common Stock Equivalents that they hold.

4.10 Drag Along Rights.

(a) (i) Drag Along Rights. Subject as provided below in this Section 4.10(a), if at any time Onex proposes to sell or otherwise transfer, including by way of merger, consolidation, or otherwise, Common Stock held by members of the Onex Group to a Third Party Purchaser (a “Drag Sale”), Onex may, by giving notice to the Minority Stockholders, require each such Minority Stockholder to sell a stated portion of its Common Stock at the same time for the same consideration per share and otherwise on the same terms (including covenants, representations, warranties, and indemnities) and conditions, mutatis mutandis, so that each Stockholder (including Onex and any other member of the Onex Group) shall be obligated to sell up to its Proportionate Interest of Fully-Diluted Common Stock to be sold to such Third Party Purchaser (or such lower portion thereof to which the Drag Along Rights apply). The rights of Onex under this Section 4.10(a) shall terminate as to members of the OMERS Group when Onex no longer has Voting Control.

(ii) Special Provisions Applying to Drag-Along Rights with Respect to OMERS. Notwithstanding the provisions of Section 4.10(a)(i), prior to August 15, 2004, no member of the OMERS Group shall be required to sell its shares of Common Stock pursuant to this Section 4.10 except under the following conditions:

(A) The consideration per share to be paid must equal or exceed $8.00 (as adjusted for stock splits, stock dividends, stock combinations, reclassifications, recapitalizations, and other similar events), and the only representations and indemnities that members of the OMERS Group will be required to give will be with respect to each such member’s title to (and the absence of liens on) the Common Stock to be sold by it and the authority to sell such Common Stock. The purchase price may be paid (i) in cash, (ii) in the form of equity securities of a publicly-traded class that are freely marketable immediately following such transaction, other than any restrictions under Rule 145 under the Securities Act (or any successor rule) or pursuant to customary lock-up agreements entered into with underwriters or investment bankers, and/or (iii) in the form of any debt security if such security has a maturity of one year or less and is rated B+ or better by Moody’s Investors Services, Inc. or is rated B+ or better by Standard and Poor’s Corporation.

(B) If the gross proceeds to the OMERS Group as a result of the Drag Sale are less than the “OMERS Target” per share on the closing date for the aggregate of the OMERS Aggregate Common Stock, then under the terms of the transaction documents in respect of such Drag Sale, (i) the OMERS Group shall not be required to participate in any escrow or holdback arrangement, (ii) to the extent such transaction document contains indemnity provisions, the OMERS Group shall not be required to contribute to or otherwise participate in, and the transaction document will provide that no claims can be made against any member of the OMERS Group in respect of, the first $10 million of any indemnity recovery under such indemnity terms or provisions and (iii) in the event that the purchaser pursuant to such Drag Sale recovers indemnity claims in the amount of $10 million, the OMERS Group will thereafter be required to participate in, and the transaction document shall provide that the OMERS Group shall participate in and shall be liable for (pro rata, based upon shares sold) any further indemnity recovery over $10 million. In the event that any Drag Sale results in a sale of less than 100% of the OMERS Aggregate Common Stock, the $10 million indemnity participation threshold shall be reduced accordingly, based upon the number of shares sold. In addition, appropriate and equitable pro rata adjustments, as determined by the Board, shall be made to this provision in the event that, prior to a Drag Sale, OMERS or any other member of the OMERS Group sells or otherwise transfers Common Stock to a person who is not a member of the OMERS Group.

(C) (i) In the event of a Drag Sale pursuant to which the conditions in Section 4.10(a)(ii)(A) will not be met and/or the OMERS Target per share condition of Section 4.10(a)(ii)(B) will not be met, and OMERS is not willing to waive each such condition on behalf of the OMERS Group, Onex shall have the right to require, by notice to OMERS in writing not less than 10 days prior to the closing of the Drag Sale, the OMERS Group to sell all of their Common Stock and Common Stock Equivalents to Onex for the “OMERS Call Price” (as defined below) per share in cash less any applicable exercise price in respect of Common Stock Equivalents, If Onex so notifies OMERS, then the

OMERS Group shall deliver all of their Common Stock and Common Stock Equivalents on the closing date of the Drag Sale (but, if requested by Onex, immediately prior thereto), such sale to be subject to the closing of the Drag Sale. The provisions of Section 4.12 shall apply to the sale and purchase of such Securities.

(ii) The “OMERS Call Price” shall be determined as follows: (I) if the Drag Sale fails to meet the $8.00 per share condition (as to amount and form of consideration) specified under Section 4,10(a)(ii)(A), the OMERS Call Price per share shall be S8.00; (II) if the Drag Sale meets the $8.00 per share condition (as to amount and form of consideration) but fails to meet any of the other conditions set forth in Section 4.10(a)(ii)(A), the OMERS Call Price per share shall be equal to the price per share to be received by Onex in the Drag Sale (without reduction for any escrow, holdback or similar provision); and (III) if the Drag Sale does not fulfill the conditions set forth in Section 4.10(a)(ii)(B) due to the effect of clause (i), (ii) or (iii) in such Section, the OMERS Call Price per share shall be the OMERS Target in effect at such time; it being understood that in no event will the per share proceeds to OMERS under this Section 4.10(a)(ii)(C) be less than the amount it would otherwise receive in the Drag Sale.

(D) The restrictions and the call right set forth in this Section 4.10(a)(ii) shall lapse and be of no further force and effect after August 15, 2004. For greater certainty, Onex and OMERS agree that if Onex and OMERS agree that a sale of the Common Stock of the Company, by merger, consolidation, or otherwise, is in their best interests as individual stockholders, the provisions of this Section 4.10(a)(ii) shall not apply.

(b) Notice. If at any time Onex intends to exercise its rights pursuant to Section 4.10(a), it shall give written notice thereof to the Minority Stockholders. The notice shall set out, in reasonable detail, (i) information concerning the identity of the Third Party Purchaser, (ii) a description of the material terms and conditions of any proposed sale and (iii) the portion of each Minority Stockholder’s Common Stock which shall be subject to the Drag Along Rights.

(c) Implementation. Subject to Section 4.10(a)(ii), any Minority Stockholder that is required to sell all or any part of its Common Stock pursuant to the exercise by Onex of its Drag Along Rights shall be required to make customary representations or warranties in favor of the Third Party Purchaser, including the same representations and warranties as to the Corporation and its business and affairs as are being made by Onex in favor of such Third Party Purchaser.

(d) Proxy. In the event Onex exercises its Drag Along Rights in connection with a transaction that requires a vote of the stockholders of the Corporation or any of its Subsidiaries to approve, including a merger, consolidation, sale of substantially all of the assets of the Corporation, or other similar transaction, any Minority Stockholder that is required to sell all or any part of its Common Stock or

Common Stock Equivalents pursuant to the exercise by Onex of its Drag Along Rights shall vote any and all shares of any class or series of capital stock of the Corporation or any Subsidiary of the Corporation held by such Stockholder as Onex votes thereon. Each Minority Stockholder (other than the OMERS Group) hereby constitutes and appoints Onex Holding Property Management Ltd., with full power of substitution, as its true and lawful proxy and attorney-in-fact to vote any and all shares of any class or series of capital stock of the Corporation or any Subsidiary of the Corporation held by such Minority Stockholder in accordance with the provisions of this Section 4.10(d). Each Minority Stockholder (other than the OMERS Group) acknowledges that the proxy granted hereby is irrevocable, being coupled with an interest, and that such proxy will continue until the termination of such holder’s obligation to vote any shares in accordance with this Section 4.10(d).

4.11 Involuntary Transfers.

(a) Termination of Employment.

(i) If any Management Stockholder ceases to be an employee of either the Corporation or any Subsidiary of the Corporation for any reason (other than by reason of the death, disability, or Retirement of such Management Stockholder), the Management Stockholder and any Affiliate of such Management Stockholder (collectively, the “Selling Management Stockholder”) shall offer to sell all (but not less than all) of the Common Stock then held by the Selling Management Stockholder to the Corporation by giving written notice of such offer (the “Mandatory Offer”) to the Corporation within ninety (90) days after the termination of such Management Stockholder’s employment (the “Termination Date”). If the Mandatory Offer has not been delivered by the Selling Management Stockholder within such ninety (90)-day period, the Mandatory Offer shall be deemed to have been delivered to the Corporation at the time of the expiry of such ninety (90)-day period.

(ii) The Corporation shall notify the Selling Management Stockholder of its acceptance or rejection of the Mandatory Offer within thirty (30) days after the delivery or deemed delivery thereof. If such notice has not been received by the Selling Management Stockholder within such thirty (30)-day period, the Mandatory Offer shall be deemed to be revoked (and not accepted by the Corporation) unless extended in writing by the Selling Management Stockholder. If the Mandatory Offer is accepted by the Corporation, the sale to the Corporation of the Common Stock held by the Selling Management Stockholder shall be completed on the tenth Business Day following the expiry of the above-noted thirty (30)-day period,

(iii) Except as provided in Section 4.1(a)(ii), the delivery or the deemed delivery of the Mandatory Offer by the Selling Management Stockholder shall be binding and irrevocable and, if accepted, shall require the Selling Management Stockholder to sell and the Corporation (subject as provided below) to purchase the Common Stock beneficially owned by the Selling

Management Stockholder at a price equal to its fair market value (as at the end of the month preceding the month in which the Termination Date occurred). Notwithstanding the foregoing, the Corporation shall not be required to complete, or to cause the completion of, any such purchase unless it has obtained all necessary waivers or consents from third parties required to complete such purchase and such purchase is not prohibited by the DGCL or any other applicable law.

(iv) In the case of any purchase and sale of Common Stock pursuant to this Section 4.11(a), the purchase price for the Common Stock beneficially owned by the Selling Management Stockholder shall be paid by the Corporation in cash on the date of completion of such purchase and sale.

(v) If the Corporation shall not be required to complete any purchase provided for in Section 4.11(a) because it has not obtained all necessary waivers or consents or is prohibited by the DGCL or any other applicable law, it shall use all reasonable efforts to obtain such consents or to remove such prohibition, as the case may be, and such purchase and sale shall be completed on the seventh Business Day after such consents are obtained or prohibitions removed.

(b) Death, Disability or Retirement.

(i) In the event of the death, disability, retirement, or dismissal without Cause of a Management Stockholder, such Management Stockholder or his legal personal representative(s), as the case may be (in any case, the “Retiring Management Stockholder”), shall be entitled to require the Corporation to purchase for cancellation from the Retiring Management Stockholder any or all of the Common Stock then beneficially owned by the Retiring Management Stockholder by giving written notice to the Corporation to such effect within 180 days after the date (the “Retirement Date”) of such Retiring Management Stockholder’s death, disability, Retirement, or dismissal without Cause, as the case may be; provided, however, that the Corporation shall not be required to complete such purchase unless it has obtained all necessary waivers or consents from third parties required to complete such purchase and such purchase is not prohibited by the DGCL or any other applicable law.

(ii) Any purchase and sale of Common Stock pursuant to this Section 4.11(b) shall take place at a price equal to the fair market value of the Common Stock as at the end of the month preceding the date notice is first given by the Retiring Management Stockholder pursuant to Section 4.11(b)(i) and shall, subject to Section 4.11(b)(i), be completed ninety (90) days following the date of the receipt by the Corporation of such notice or on such other date as the Corporation and the Retiring Management Stockholder may mutually agree.

(iii) The purchase price for any Common Stock purchased by the Corporation pursuant to this Section 4.11(b) shall be payable in cash on the date of completion of such purchase and sale.

(iv) If the Corporation shall not be required to complete any purchase provided for in this Section 4.11(b) because it has not obtained all necessary waivers or consents or is prohibited by the DGCL or any other applicable law, it shall use all reasonable efforts to obtain such consents or to remove such prohibition, as the case may be, and such purchase and sale shall be completed on the fifth Business Day after such consents are obtained or prohibitions removed.

(v) If, at the time of the first anniversary of the date on which any purchase and sale pursuant to this Section 4.11(b) would otherwise have been required to be completed, the Corporation has not purchased the Common Stock beneficially owned by the Retiring Management Stockholder, each of the other Stockholders shall have the right (but not the obligation) to purchase such Common Stock based on their Proportionate Interest in Fully-Diluted Common Stock in the manner and on the terms provided in Section 3.3(a), mutatis mutandis. If all the Common Stock beneficially owned by the Retiring Management Stockholder is not purchased by the other Stockholders within sixty (60) days after such anniversary, the Retiring Management Stockholder shall have the right to sell such Common Stock to any Third Party Purchaser; provided, however, that such Third Party Purchaser shall comply with Section 4.13.

(c) Event of Default. Each Stockholder acknowledges that the occurrence of any Event of Default with respect to any Stockholder (the “Defaulting Stockholder”) will result in immediate and irreparable harm to the other Stockholders and the Corporation, Accordingly, upon the occurrence of any such Event of Default, the Corporation shall have the right (the “Call Right”) to purchase for cancellation any or all of the securities of the Corporation held by such Stockholder or any Affiliate of such Stockholder. The Corporation may exercise the Call Right, by giving written notice to such Stockholder, at any time within ninety (90) days after the Corporation first becomes aware of such Event of Default, Upon the giving of any such notice, the Defaulting Stockholder and each Affiliate (if any) of such Stockholder shall be obliged to sell and the Corporation shall be obliged to purchase or cause to be purchased the securities of the Corporation in respect of which the Call Right was exercised at a price equal to, in the case of an Event of Default referred to in clause (i), (ii), (iii), or (iv) of the definition of “Event of Default” enumerated in Section 1.1, ninety percent (90%) of their fair market value and, in the case of an Event of Default referred to in clause (v) of the definition of “Event of Default” enumerated in Section 1.1, their fair market value (in any case as at the end of the month immediately preceding such breach and otherwise determined as provided in Section 4.11(d)). In the event that the Corporation exercises the Call Right pursuant to this Section 4.11(c), each of the other Stockholders hereby waives any and all of its rights under any applicable law or otherwise to sell to the Corporation, or receive a pro rata offer from the Corporation for, any or all of its shares of Common Stock.

(d) Determination of Fair Market Value.

(i) On or prior to the earlier of the date which is ten (10) days prior to the completion of any purchase and sale pursuant to this Section 4.11, the Corporation shall by notice in writing (the “Valuation Notice”) advise the Selling Management Stockholder, Retiring Management Stockholder, or Defaulting Stockholder (in any case, the “Selling Party” for purposes of this Section 4.11(d), as the case may be, of the fair market value of the Common Stock beneficially owned by the Selling Party, as determined by the Board.

(ii) If the Selling Party objects to the fair market value set out in the Valuation Notice, the Selling Party shall by notice in writing inform the Corporation of such objection within five (5) Business Days after the receipt by the Selling Party of the Valuation Notice. The Corporation and the Selling Party shall, within ten (10) Business Days after the receipt by the Corporation of notice of the objection of the Selling Party, each make a determination of the fair market value of the Common Stock beneficially owned by the Selling Party as at the relevant date (determined in accordance with Section 4.11(a), (b), or (c), as the case may be) and provide a copy of such determination to the other party. For the purpose of making the determination contemplated by this Section 4.11(d)(ii). the Corporation shall provide to the Selling Party, if requested to do so, the audited financial statements of the Corporation for its most recently ended fiscal year (as well as for any previous year for which audited financial statements of the Corporation are available), any quarterly financial statements prepared by the Corporation for its current fiscal year, and the profit plan or budget of the Corporation for the current fiscal year. The Corporation will provide to the Selling Party any other materials or information relating to the Corporation which are requested by the Selling Party and, in the determination of the Corporation, acting reasonably, are relevant to the determination of fair market value.

(iii) If the lower of the two valuations provided by the parties in accordance with Section 4.11(d)(ii) is at least ninety percent (90%) of the higher of the two valuations, the fair market value of the Common Stock beneficially owned by the Selling Party shall be deemed to be the simple arithmetic average of the two valuations. Otherwise, the Corporation and the Selling Party shall forthwith jointly appoint a Valuator and such Valuator shall be instructed to select within fifteen (15) Business Days after its appointment one of the two valuations, in which event the valuation so selected shall be deemed to be the fair market value of the Selling Party’s Common Stock. If the Corporation and the Selling Party fail to so jointly appoint a Valuator within five (5) Business Days after both parties have made their valuations available to the other, either party shall be entitled to apply to a court of competent jurisdiction in the State of New York to have such court appoint a Valuator. If the Selling Party fails to complete its valuation within the period specified above, the fair market value of such Common Stock shall be deemed to be that determined by the Corporation. The fees and expenses of the Valuator jointly appointed in accordance with the foregoing shall be paid by the party whose valuation is not selected by such Valuator. The fair market value of any Common Stock determined in accordance with the provisions of this Section 4.11(d) shall be final and binding for all purposes.

4.12 General Provisions Relating to Certain Sales of Securities.

(a) Definitions. In this Section 4.12, the term “Purchased Securities” means any shares of Common Stock or Common Stock Equivalents to be purchased from a Stockholder by the Onex Group or, if applicable, the OMERS Group pursuant to the Rights of First Refusal or by the Corporation pursuant to Section 4.11(a), (b), or (c) and the terms “Seller” and “Purchaser” mean, respectively, the seller and the purchaser of such Purchased Securities.

(b) Closing. The closing of the purchase and sale of the Purchased Securities shall, in the absence of a contrary agreement between the Seller and Purchaser, occur at the offices of counsel to the Corporation at such time and on the closing date specified in the sale notice. Such date and time are referred to as the “Date of Closing” and the “Time of Closing.” respectively.

(c) Deliveries at Closing. At the Time of Closing on the Date of Closing, subject to the other provisions of this Stockholders Agreement: (1) the Purchaser shall pay to the Seller the aggregate purchase price (the “Purchase Price”) payable for the Purchased Securities by delivery of a bank draft or certified check drawn on a Canadian chartered bank if by the Onex Group or OMERS Group or otherwise a federally chartered U.S. bank; (2) the Seller shall deliver to the Purchaser: (A) a receipt for payment of the Purchase Price; (B) the certificates or instruments representing the Purchased Securities, duly endorsed for transfer, or an affidavit or other evidence, satisfactory to the Corporation, to the effect that the certificate representing such Purchased Securities has been lost, destroyed, or wrongfully taken; and (C) a written warranty from the Seller that: (i) the Seller is the sole beneficial owner of the Purchased Securities, free and clear of all liens, charges, pledges, security interests, adverse claims, or other encumbrances; and (ii) there are no contractual or other restrictions on the transfer of the Purchased Securities which have not been complied with; and (3) the Seller shall deliver to the Corporation, if the Seller is selling all of its securities of the Corporation, a written release by the Seller and each of its nominees, if any, of all claims against the Corporation and its Subsidiaries with respect to any matter up to and including the Date of Closing in the Seller’s capacity as a director, officer, employee, or Stockholder of the Corporation or any of its Subsidiaries.

(d) Failure to Make Deliveries. If the Seller is not present at the Time of Closing or is present but fails for any reason to deliver to the Purchaser or to the Corporation, as applicable, the documents referred to in Section 4.12(c), the Purchaser may deposit the Purchase Price into a special account at a branch of the Corporation’s banker in the name of the Seller. Such deposit shall constitute valid payment of the Purchase Price even though the Seller may have voluntarily encumbered or disposed of any of the Purchased Securities and notwithstanding the fact that the certificates or instruments representing the Purchased Securities may have been delivered to any pledgee, transferee, or other person.

(e) Deemed Transfer. If, pursuant to Section 4.12(d), the Purchase Price is deposited with the Corporation’s bankers in the name of the Seller, from and after the date of such deposit, and even though the certificates or instruments representing the Purchased Securities have not been delivered to the Purchaser, the purchase and sale of the Purchased Securities shall be deemed to have been fully completed and all right, title, benefit and interest, both at law and in equity, in and to the Purchased Securities shall be conclusively deemed to have been transferred and assigned to and become vested in the Purchaser and all right, title, benefit and interest, both at law and in equity, of the Seller or of any transferee, assignee or any other person claiming any interest, legal or equitable, therein or thereto through the Seller shall cease.

(f) Seller Entitled to Purchase Price. The Seller shall be entitled to receive the Purchase Price so deposited, without interest, upon delivery to the Purchaser and the Corporation of the documents required to be delivered by it pursuant to Section 4.12(c).

(g) Pledged Securities. Where the Seller is unable to deliver the certificates or instruments representing the Purchased Securities because the Purchased Securities have been pledged as security for bona fide indebtedness of the Seller, the Purchaser may, instead of paying the amount of the Purchase Price into a special bank account as provided in Section 4.12(d), pay all or a portion of the Purchase Price to the credit of the Seller to discharge the indebtedness secured thereby and to obtain a release of the relevant security interest. Any such payment by the Purchaser shall constitute a complete discharge of the Purchaser’s obligation to pay to the Seller all or the relevant portion, as the case may be, of the Purchase Price. If the Purchaser pays only a portion of the Purchase Price to a creditor of the Seller pursuant to this Section 4.12(g), the Purchaser shall be entitled to deposit an amount equal to the balance of the Purchase Price into a special bank account in accordance with the provisions of Section 4.12(d) and the provisions of Section 4.12(d) shall apply, mutatis mutandis, to the portion of the Purchase Price so deposited. If, following any payment by the Purchaser to a creditor of the Seller pursuant to this Section 4.12(g), the balance, if any, of the Purchase Price is either paid to the Seller or deposited in a special bank account as provided in Section 4.10(d), then, from and after the date of the last to occur of such payment and such deposit, and even though the certificates or instruments representing the Purchased Securities may not have been delivered to the Purchaser, the purchase and sale of the Purchased Securities shall be deemed to have been fully completed and all right, title, benefit, and interest, both at law and in equity, in and to the Purchased Securities shall be conclusively deemed to have been transferred and assigned to and become vested in the Purchaser and all right, title, benefit, and interest, both at law and in equity, of the Seller or of any transferee, assignee, or any other person claiming any interest, legal or equitable, therein or thereto through the Seller shall cease.

(h) Power of Attorney. The Seller (unless the Seller is a member of the OMERS Group) hereby irrevocably constitutes and appoints any person who at such time is a director or officer of the Corporation as the true and lawful attorney-in-fact and agent for, in the name of and on behalf of such Seller to execute and deliver all such assignments, transfers, instruments, and other documents as may be necessary effectively to transfer and assign the Purchased Securities, or any portion thereof, to the Purchaser on the books of the Corporation. Such appointment and power of attorney, being coupled with an interest, shall not be revoked by the insolvency, bankruptcy, or incapacity of such Seller and such Seller hereby ratifies and confirms and agrees to ratify and confirm all that such attorney may lawfully do or cause to be done by virtue of the provisions of this Section 4.12.

4.13 All Stockholders to Be Bound. No Person shall become a holder of Common Stock or Common Stock Equivalents without first having executed and delivered to the Corporation an agreement, substantially in the form and on the terms of Schedule B, by which such person agrees to be bound by this Stockholders Agreement. Any person who so agrees to be bound by this Stockholders Agreement shall thereafter be regarded for all purposes as a party to this Stockholders Agreement and shall be entitled to all the rights and shall be subject to all the obligations of a Stockholder hereunder.

4.14 Certain Events Not Deemed Transfers. In no event shall any exchange, reclassification, or other conversion of shares into any cash, securities, or other property pursuant to a merger or consolidation of the Corporation or any of its Subsidiaries with, or any sale or transfer by the Corporation or any of its Subsidiaries of all or substantially all its assets to, any Person constitute a Tag Sale of shares of Common Stock by the Onex Group for purposes of Section 4.9. In addition, Section 4.9 shall not apply to any transfer, sale, or disposition of shares of Common Stock solely among members of the Onex Group, except to the extent that such a transaction would not be deemed an Exempt Transfer by virtue of the second proviso in Section 4.5(c).

4.15 Transfer and Exchange. When Securities are presented to the Corporation with a request to register the transfer of such Securities or to exchange such Securities for Securities of other authorized denominations, the Corporation shall register the transfer or make the exchange as requested if the requirements of this Stockholders Agreement for such transaction are met; provided, however, that the Securities surrendered for transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Corporation, duly executed by the Stockholder thereof or its attorney and duly authorized in writing. No service charge shall be made for any registration of transfer or exchange, but the Corporation may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith.

4.16 Replacement Securities. If a mutilated Security is surrendered to the Corporation or if the Stockholder of a Security claims and submits an affidavit or other evidence, satisfactory to the Corporation, to the effect that the Security has been lost, destroyed, or wrongfully taken, the Corporation shall issue a replacement Security if the Corporation’s requirements are met. If required by the Corporation, such Stockholder must provide an indemnity bond, or other form of indemnity, sufficient in the judgment of the Corporation to protect the Corporation against any loss which may be suffered. The Corporation may charge such Stockholder for its reasonable out-of-pocket expenses in replacing a Security which has been mutilated, lost, destroyed, or wrongfully taken.

5. Public Offerings.

5.1 Qualified IPO. At any time, the Corporation may offer its Common Stock or Common Stock Equivalents to the public in a Qualified IPO with the approval of the Board.

5.2 Secondary Offering in Connection with Qualified IPO. In connection with a Qualified IPO by the Corporation, the Corporation will use its reasonable best efforts to effect the qualification or registration under applicable securities laws of the Common Stock or Common Stock Equivalents, as applicable to the Qualified IPO, held by the Stockholders to the extent required to permit the distribution of such shares of Common Stock or Common Stock Equivalents by way of a secondary offering concurrently with such Qualified IPO and shall prepare and file such registration statements, prospectuses, amendments, and other documents as may be required to effect such secondary offering; provided, however, that: (a) the Corporation will only be required to effect the qualification or registration for distribution of such number of shares of Common Stock or Common Stock Equivalents pursuant to this Section 5.2 which, in the written opinion of the underwriters for the Qualified IPO, after consultation with the Corporation and the Stockholders, would not adversely affect such Qualified IPO and, in any event, only to the extent permitted under applicable securities laws and under any requirements imposed by the SEC or any securities regulatory authorities or any stock exchanges on which the Common Stock or Common Stock Equivalents are to be listed; and (b) to the extent that the number of shares of Common Stock or Common Stock Equivalents which Stockholders wish to sell through a secondary offering pursuant to this Section 5.2 is greater than the number of shares of Common Stock or Common Stock Equivalents to be so sold in accordance with Section 5.2, then the number of shares of Common Stock or Common Stock Equivalents which each holder of Common Stock or Common Stock Equivalents will be entitled to sell under the secondary offering shall be calculated on a pro rata basis, based upon each such Stockholder’s Proportionate Interest.

5.3 Demand Registrations.

(a) Request for Registration.

(i) At any time after 180 days after the consummation of a Qualified IPO, OMERS and/or its permitted assignees hereunder (collectively, the “Requesting Holder”) may request in writing (a “Demand Request”) that the Corporation effect the registration on Form S-l (or successor form) or another form acceptable to the Requesting Holder under the Securities Act of all or part of its Registrable Shares (a “Regular Demand Registration”); provided, however, that a Demand Request may only be effected by holders of more than 50% of the OMERS Aggregate Common Stock on behalf of all such holders.

(ii) In addition, at any time when the Corporation is qualified to use Form S-3 promulgated under the Securities Act or any successor form thereto, the Requesting Holder may make a Demand Request for registration of all or part of its Registrable Shares on Form S-3 (or successor form) (an “S-3 Demand Registration” and, together with a Regular Demand Registration, a “Demand Registration”). The Corporation will use all commercially reasonable efforts to take all such actions, and make all such filings, with the SEC as are reasonably necessary in order for the Requesting Holder to avail itself of S-3 Demand Registrations. The Corporation shall be obligated to effect an unlimited number of S-3 Demand Registrations; provided, however, the Corporation need only effect one Demand Registration once every 180 days; provided, further, that the Corporation need only effect an S-3 Demand Registration if the fair market value (as determined in good faith by the Board as of the date of the Demand Request) of the Registrable Shares requested to be included in such registration by the Requesting Holder is in excess of Five Million Dollars ($5,000,000).

(iii) Each Demand Request shall specify the number and class of Registrable Shares proposed to be sold. The Corporation shall file the Demand Registration within 90 days after receiving a Demand Request (the “Required Filing Date”) and shall use all commercially reasonable efforts to cause the same to be declared effective by the SEC as promptly as practicable after such filing; provided, however, that the Corporation need effect only an aggregate of two Regular Demand Registrations at the request of Requesting Holders; provided, further, that if any Registrable Shares requested to be registered pursuant to a Demand Request under Section 5.3(a)(i) are excluded from a registration pursuant to Section 5.3(d), the Requesting Holder shall have the right in respect of each such exclusion to one additional Regular Demand Registration under Section 5.3(a)(i) in respect of such excluded Registrable Shares.

(b) Effective Registration and Expenses. A registration will not count as a Demand Registration until it has become effective (unless the Requesting Holder withdraws all of its Registrable Shares and the Corporation has performed its obligations hereunder in all material respects, in which case such demand will count as a Demand Registration unless the Requesting Holder pays all Registration Expenses in connection with such withdrawn registration); provided, however, that if (i) after it has become effective, an offering of Registrable Shares pursuant to a registration is interfered with by any stop order, injunction, or other order or requirement of the SEC or other governmental agency or court or (ii) the conditions to closing specified in the underwriting agreement, if any, entered into in connection with such registration are not satisfied or waived, such registration will be deemed not to have been effected and will not count as a Demand Registration.

(c) Selection of Underwriters. In the event the offering of Registrable Shares pursuant to a Demand Registration shall be in the form of a “firm commitment” underwritten offering, the Corporation shall select the investment banking firm or firms to manage the underwritten offering; provided, however, that such selection shall be subject to the consent of the Requesting Holder, which consent shall not be unreasonably withheld.

(d) Priority on Demand Registrations. No securities to be sold for the account of any Person (including the Corporation) other than the Requesting Holder shall be included in a Demand Registration unless the managing underwriter or underwriters, if applicable, shall advise the Corporation and the Requesting Holder in writing that the inclusion of such securities will not materially and adversely affect the price or success of the offering (a “Material Adverse Effect”). Furthermore, in the event the managing underwriter or underwriters shall advise the Corporation and the Requesting Holder that even after exclusion of all securities of other Persons pursuant to the immediately preceding sentence, the amount of Registrable Shares proposed to be included in such Demand Registration by the Requesting Holder is sufficiently large to cause a Material Adverse Effect, the Registrable Shares of the Requesting Holder to be included in such Demand Registration shall equal the number of shares which the Corporation is so advised can be sold in such offering without a Material Adverse Effect.

(e) Transfer to Affiliates. To the extent that any member of the OMERS Group holding Registrable Shares Transfers any such shares to an Affiliate thereof, all such Affiliates shall appoint OMERS as the Affiliate’s agent to act on such affiliate’s behalf in respect of any registration pursuant to Section 5.3 or 5.4.

(f) Deferral of Filing. The Corporation may defer the filing (but not the preparation) of a registration statement required by this Section 5.3(f) until a date not later than one hundred eighty (180) days after the Required Filing Date (or, if longer, one hundred eighty (180) days after the effective date of the registration statement contemplated by clause (ii) below) if (i) at the time the Corporation receives the Demand Request, the Corporation or any of its Subsidiaries is engaged in confidential negotiations or other confidential business activities, disclosure of which would be required in such registration statement (but would not be required if such registration statement were not filed), and the Board determines in good faith that such disclosure would be materially detrimental to the Corporation and its stockholders or would have a material adverse effect on any such confidential negotiations or other confidential business activities, or (ii) prior to receiving the Demand Request, the Board had determined to effect a registered underwritten public offering of the Corporation’s securities for the Corporation’s account and the Corporation had taken substantial steps (including, but not limited to, selecting a managing underwriter for such offering) and is proceeding with reasonable diligence to effect such offering. A deferral of the filing of a registration statement pursuant to this Section 5.3(f); shall be lifted, and the requested registration statement shall be filed forthwith, if, in the case of a deferral pursuant to clause (i) of the preceding sentence, the negotiations or other activities are disclosed or terminated, or, in the case of a deferral pursuant to clause (ii) of the preceding sentence, the proposed registration for the Corporation’s account is abandoned. In order to defer the filing of a registration statement pursuant to this Section 5.3(f), the Corporation shall promptly (but in any event within ten (10) days), upon determining to seek such deferral, deliver to the Requesting Holder a certificate signed by an executive officer of the Corporation stating that the Corporation is deferring such filing pursuant to this Section 5.3(f) and a general statement of the reason for such deferral and an approximation of the anticipated delay. The fact that any certificate is so delivered to a Requesting Holder shall be held confidential by the Requesting Holder in the same manner as it causes its non-public information to be held confidential. Within twenty (20) days after receiving such certificate, the Requesting Holder may withdraw such Demand Request by giving notice to the Corporation. If withdrawn, the Demand Request shall be deemed not to have been made for all purposes of this Stockholders Agreement. The Corporation may defer the filing of a particular registration statement pursuant to this Section 5.3(f) only once.

(g) No Superior or Inconsistent Rights. The Corporation shall not enter into, grant, or assume any obligation under, or otherwise permit to exist, any registration rights of any person except as expressly set forth herein unless (i) such registration rights are not superior to, or inconsistent or in conflict with, the registration rights granted in this Section 5, it being understood that no demand registration rights will be granted after the date hereof that permit the holder of such rights to exercise its demand registration rights earlier than 181 days after the consummation of a Qualified IPO, and (ii) the person or persons receiving the benefits of such registration rights acknowledge in writing that such registration rights are subject to the terms and conditions of the registration rights granted herein. As of the date hereof, the Corporation hereby agrees and acknowledges that no Person other than OMERS has any right to make a Demand Request.

5.4 Piggyback Registrations.

(a) Right to Piggyback. In connection with a registered public offering of Common Stock (other than pursuant to an Excluded Registration) under the Securities Act for sale to the public (whether for the account of the Corporation or the account of any securityholder of the Corporation) and in the event that the form of registration statement to be used permits the registration of Registrable Shares, the Corporation shall give prompt written notice to each Stockholder of Registrable Shares (which notice shall be given not less than thirty (30) days prior to the effective date of the Corporation’s registration statement), which notice shall offer each such Stockholder the opportunity to include any or all of his, her, or its Registrable Shares in such registration statement, subject to the limitations contained in Section 5.4(b), Each Stockholder who desires to have his, her, or its Registrable Shares included in such registration statement (each a “Requesting Stockholder”) shall so advise the Corporation in writing (stating the number of shares desired to be registered) within twenty (20) days after the date of such notice from the Corporation. Any Stockholder shall have the right to withdraw such Stockholder’s request for inclusion of such Stockholder’s Registrable Shares in any registration statement pursuant to this Section 5.4(a) by giving written notice to the Corporation of such withdrawal. Subject to Section 5.4(b), the Corporation shall include in such registration statement all such Registrable Shares so requested to be included therein; provided, however, that the Corporation may at any time withdraw or cease proceeding with any such registration if it shall at the same time withdraw or cease proceeding with the registration of all other equity securities originally proposed to be registered.

(b) Priority on Registrations. If the managing underwriter advises the Corporation that the inclusion of Registrable Shares in the registration statement would cause a material adverse effect, the Corporation will be obligated to include in such registration statement, as to each Requesting Stockholder, only a portion of the shares such Stockholder has requested be registered equal to the ratio which such Stockholder’s requested shares bears to the total number of shares requested to be included in such registration statement by all Persons other than the Corporation (including Requesting Stockholders) who have requested (pursuant to contractual registration rights) that their shares be included in such registration statement, it being understood that notwithstanding anything in this Section 5.4(b) to the contrary, if the registration constitutes a Demand Registration, the Requesting Holder will have the rights of priority set forth in Section 5.3(d). If as a result of the provisions of this Section 5.4(b) any Stockholder shall not be entitled to include all Registrable Securities in a registration that such Stockholder has requested to be so included, such Stockholder may withdraw such Stockholder’s request to include Registrable Shares in such registration statement. No Person may participate in any registration statement hereunder unless such Person (x) agrees to sell such person’s Registrable Shares on the basis provided in any underwriting arrangements approved by the Corporation and (y) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements, and other documents, each in customary form, reasonably required under the terms of such underwriting arrangements; provided, however, that no such Person shall be required to make any representations or warranties in connection with any such registration other than representations and warranties as to (i) such Person’s ownership of his, her, or its Registrable Shares to be sold or transferred free and clear of all liens, claims, and encumbrances, (ii) such Person’s power and authority to effect such transfer, and (iii) such matters pertaining to compliance with securities laws as may be reasonably requested; provided further, however, that the obligation of such Person to indemnify pursuant to any such underwriting arrangements shall be several, not joint and several, among such Persons selling Registrable Shares, and the liability of each such Person will be in proportion to, and on the condition that such liability will be limited to, the net amount received by such Person from the sale of his, her, or its Registrable Shares pursuant to such registration.

5.5 Holdback Agreement. Unless the managing underwriter otherwise agrees, each of the Corporation and the Stockholders agrees (and the Corporation agrees, in connection with any underwritten registration, to use its reasonable efforts to cause its Affiliates to agree) not to effect any public sale or private offer or distribution of any Common Stock or Common Stock Equivalents during the ten (10) Business Days prior to the effectiveness under the Securities Act of any underwritten registration and during such period after the effectiveness under the Securities Act of any underwritten registration (not to exceed one hundred eighty (180) days) (except, if applicable, as part of such underwritten registration) as the Corporation and the managing underwriter may agree.

5.6 Registration Procedures. Whenever any Stockholder has requested that any Registrable Shares be registered pursuant to this Stockholders Agreement, the Corporation will use its commercially reasonable efforts to effect the registration and the sale of such Registrable Shares in accordance with the intended method of disposition thereof, and pursuant thereto the Corporation will as expeditiously as possible:

(i) prepare and file with the SEC a registration statement on any appropriate form under the Securities Act with respect to such Registrable Shares and use its commercially reasonable efforts to cause such registration statement to become effective;

(ii) prepare and file with the SEC such amendments, post effective amendments, and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than one hundred eighty (180) days (or such lesser period as is necessary for the underwriters in an underwritten offering to sell unsold allotments) and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

(iii) furnish to each seller of Registrable Shares and the underwriters of the securities being registered such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus), any documents incorporated by reference therein and such other documents as such seller or underwriters may reasonably request in order to facilitate the disposition of the Registrable Shares owned by such seller or the sale of such securities by such underwriters (it being understood that, subject to Section 5.7 and the requirements of the Securities Act and applicable state securities laws, the Corporation consents to the use of the prospectus and any amendment or supplement thereto by each seller and the underwriters in connection with the offering and sale of the Registrable Shares covered by the registration statement of which such prospectus, amendment, or supplement is a part);

(iv) use its commercially reasonable efforts to register or qualify such Registrable Shares under such other securities or blue sky laws of such jurisdictions as the managing underwriter reasonably requests (or, in the event the registration statement does not relate to an underwritten offering, as the holders of a majority of such Registrable Shares may reasonably request); use its commercially reasonable efforts to keep each such registration or qualification (or exemption therefrom) effective during the period in which such registration statement is required to be kept effective; and do any and all other acts and things which may be reasonably necessary or advisable to enable each seller to consummate the disposition of the Registrable Shares owned by such seller in such jurisdictions; provided, however, that the Corporation will not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph or (B) consent to general service of process in any such jurisdiction;

(v) promptly notify each seller and each underwriter and (if requested by any such Person) confirm such notice in writing (A) when a prospectus or any prospectus supplement or post-effective amendment has been filed and, with respect to a registration statement or any post-effective amendment, when the same has become effective, (B) of the issuance by any state securities or other regulatory authority of any order suspending the qualification or exemption from qualification of any of the Registrable Shares under state securities or “blue sky” laws or the initiation of any proceedings for that purpose, and (C) of the happening of any event which makes any statement made in a registration statement or related prospectus untrue or which requires the making of any changes in such registration statement, prospectus or documents so that they will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and, as promptly as practicable thereafter, prepare and file with the SEC and furnish a supplement or amendment to such prospectus so that, as thereafter deliverable to the purchasers of such Registrable Shares, such prospectus will not contain any untrue statement of a material fact or omit a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(vi) make generally available to the Corporation’s securityholders an earnings statement satisfying the provisions of Section 11(a) of the Securities Act no later than thirty (30) days after the end of the twelve (12) month period beginning with the first day of the Corporation’s first fiscal quarter commencing after the effective date of a registration statement, which earnings statement shall cover said twelve (12) month period, and which requirement will be deemed to be satisfied if the Corporation timely files complete and accurate information on Forms 10-Q, 10-K, and 8-K under the Exchange Act and otherwise complies with Rule 158 under the Securities Act;

(vii) if requested by the managing underwriter or any seller promptly incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriter or any seller reasonably requests to be included therein, including, without limitation, with respect to the Registrable Shares being sold by such seller, the purchase price being paid therefor by the underwriters and with respect to any other terms of the underwritten offering of the Registrable Shares to be sold in such offering, and promptly make all required filings of such prospectus supplement or post-effective amendment;

(viii) as promptly as practicable after filing with the SEC of any document which is incorporated by reference into a registration statement (in the form in which it was incorporated), deliver a copy of each such document to each seller;

(ix) cooperate with the sellers and the managing underwriter to facilitate the timely preparation and delivery of certificates (which shall not bear any restrictive legends unless required under applicable law) representing securities sold under any registration statement, and enable such securities to be in such denominations and registered in such names as the managing underwriter or such sellers may request and keep available and make available to the Corporation’s transfer agent prior to the effectiveness of such registration statement a supply of such certificates;

(x) promptly make available for inspection by any seller, any underwriter participating in any disposition pursuant to any registration statement, and any attorney, accountant, or other agent or representative retained by any such seller or underwriter (collectively, the “Inspectors”), all financial and other records, pertinent corporate documents, and properties of the Corporation (collectively, the “Records”), as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Corporation’s officers, directors, and employees to supply all information requested by any such Inspector in connection with such registration statement; provided, however, that, unless the disclosure of such Records is necessary to avoid or correct a misstatement or omission in the registration statement or the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, the Corporation shall not be required to provide any information under this subparagraph (x) if (A) the Corporation believes, after consultation with counsel for the Corporation, that to do so would cause the Corporation to forfeit an attorney-client privilege that was applicable to such information or (B) if either (1) the Corporation has requested and been granted from the SEC confidential treatment of such information contained in any filing with the SEC or documents provided supplementally or otherwise or (2) the Corporation reasonably determines in good faith that such Records are confidential and so notifies the Inspectors in writing unless prior to furnishing any such information with respect to (A) or (B) such Stockholder of Registrable Securities requesting such information agrees to enter into a confidentiality agreement in customary form and subject to customary exceptions; and provided further, however, that each Stockholder of Registrable Securities agrees that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Corporation and allow the Corporation, at its expense, to undertake appropriate action and to prevent disclosure of the Records deemed confidential;

(xi) furnish to each seller and underwriter a signed counterpart of (A) an opinion or opinions of counsel to the Corporation, and (B) a comfort letter or comfort letters from the Corporation’s independent public accountants, each in customary form and covering such matters as are negotiated with the managing underwriter;

(xii) cause the Registrable Shares included in any registration statement to be (A) listed on each securities exchange, if any, on which similar securities issued by the Corporation are then listed, or (B) authorized to be quoted and/or listed (to the extent applicable) on the NASD Automated Quotation System or the Nasdaq Stock Market if the Registrable Shares so qualify;

(xiii) provide a CUSIP number for the Registrable Shares included in any registration statement not later than the effective date of such registration statement;

(xiv) cooperate with each seller and each underwriter participating in the disposition of such Registrable Shares and their respective counsel in connection with any filings required to be made with the NASD;

(xv) during the period when the prospectus is required to be delivered under the Securities Act, promptly file all documents required to be filed with the SEC pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act;

(xvi) notify each seller of Registrable Shares promptly of any request by the SEC for the amending or supplementing of such registration statement or prospectus or for additional information;

(xvii) prepare and file with the SEC promptly any amendments or supplements to such registration statement or prospectus which, in the opinion of counsel for the Corporation or the managing underwriter, is required in connection with the distribution of the Registrable Shares;

(xviii) enter into such agreements (including underwriting agreements in the managing underwriter’s customary form) and to take such other reasonably requested actions, (including, participating in road shows and other customary selling efforts, if requested) as are customary in connection with an underwritten registration; and

(xix) advise each seller of such Registrable Shares, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the SEC suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for such purpose and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal at the earliest possible moment if such stop order should be issued.

5.7 Suspension of Dispositions. Each Stockholder agrees by acquisition of any Registrable Shares that, upon receipt of any notice (a “Suspension Notice”) from the Corporation of the happening of any event of the kind described in Section 5.6(v)(C) such Stockholder will forthwith discontinue disposition of Registrable Shares until such Stockholder’s receipt of the copies of the supplemented or amended prospectus, or until it is advised in writing (the “Advice”) by the Corporation that the use of the prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in the prospectus, and, if so directed by the Corporation, such Stockholder will deliver to the Corporation all copies, other than permanent file copies then in such Stockholder’s possession, of the prospectus covering such Registrable Shares current at the time of receipt of such notice. In the event the Corporation shall give any such notice, the period regarding the effectiveness of registration statements set forth in Section 5.6(ii) shall be extended by the number of days during the period from and including the date of the giving of the Suspension Notice to and including the date when each seller of Registrable Shares covered by such registration statement shall have received the copies of the supplemented or amended prospectus or the Advice. The Corporation shall use its commercially reasonable efforts and take such actions as are reasonably necessary to render the Advice as promptly as practicable.

5.8 Registration Expenses. All expenses incident to the Corporation’s performance of or compliance with this Article 5 including, without limitation, all registration and filing fees, all fees and expenses associated with filings required to be made with the National Association of Securities Dealers, Inc. (“NASD”) (including, if applicable, the fees and expenses of any “qualified independent underwriter” as such term is defined in Schedule E of the By-Laws of the NASD, and of its counsel), as may be required by the rules and. regulations of the NASD, fees and expenses of compliance with securities or “blue sky” laws (including reasonable fees and disbursements of counsel in connection with “blue sky” qualifications of the Registrable Shares), rating agency fees, printing expenses (including expenses of printing certificates for the Registrable Shares in a form eligible for deposit with Depository Trust Corporation and of printing prospectuses if the printing of prospectuses is requested by a holder of Registrable Shares), messenger and delivery expenses, the Corporation’s internal expenses (including without limitation all salaries and expenses of its officers and employees performing legal or accounting duties), the fees and expenses incurred in connection with any listing of the Registrable Shares, fees and expenses of counsel for the Corporation and its independent certified public accountants (including the expenses of any special audit or “cold comfort” letters required by or incident to such performance), securities acts liability insurance (if the Corporation elects to obtain such insurance), the fees and expenses of any special experts retained by the Corporation in connection with such registration, and the fees and expenses of other persons retained by the Corporation and reasonable fees and expenses of one firm of counsel for the sellers (which shall be selected by the holders of a majority of the Registrable Shares being included in any particular registration statement) (all such expenses being herein called “Registration Expenses”) will be borne by the Corporation whether or not any registration statement becomes effective; provided, however, that in no event shall Registration Expenses include any underwriting discounts, commissions, or fees attributable to the sale of the Registrable Shares or any counsel (except as provided above), accountants, or other persons retained or employed by the Stockholders.

5.9	Indemnification.

(a) The Corporation agrees to indemnify and reimburse, to the fullest extent permitted by law, each seller of Registrable Shares, and each of its employees, advisors, agents, representatives, partners, officers, and directors and each Person who controls such seller (within the meaning of the Securities Act or the Exchange Act) and any agent or investment advisor thereof (collectively, the “Seller Affiliates”) (A) against any and all losses, claims, damages, liabilities, and expenses, joint or several (including, without limitation, attorneys’ fees and disbursements except as limited by Section 5.9(c)) based upon, arising out of, related to, or resulting from any untrue or alleged untrue statement of a material fact contained in any registration statement, prospectus, or preliminary prospectus or any amendment thereof or supplement thereto, or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, (B) against any and all loss, liability, claim, damage, and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon, arising out of, related to, or resulting from any such untrue statement or omission or alleged untrue statement or omission, and (C) against any and all costs and expenses (including reasonable fees and disbursements of counsel) as may be reasonably incurred in investigating, preparing, or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon, arising out of, related to, or resulting from any such untrue statement or omission or alleged untrue statement or omission, to the extent that any such expense or cost is not paid under subparagraph (A) or (B) above; except insofar as the same are made in reliance upon and in strict conformity with information furnished in writing to the Corporation by such seller or any Seller Affiliate for use therein or arise from such seller’s or any Seller Affiliate’s failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Corporation has furnished such seller or a Seller Affiliate with a sufficient number of copies of the same. The reimbursements required by this Section 5.9(a) will be made by periodic payments during the course of the investigation or defense, as and when bills are received or expenses incurred.

(b) In connection with any registration statement in which a seller of Registrable Shares is participating, each such seller will furnish to the Corporation in writing such information and affidavits as the Corporation reasonably requests for use in connection with any such registration statement or prospectus and, to the fullest extent permitted by law, each such seller will indemnify the Corporation and its directors and officers and each Person who controls the Corporation (within the meaning of the Securities Act or the Exchange Act) against any and all losses, claims, damages, liabilities, and expenses (including, without limitation, reasonable attorneys’ fees and disbursements except as limited by Section 5.9(c)) resulting from any untrue statement or alleged untrue statement of a material fact contained in the registration statement, prospectus, or any preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission is contained in any information or affidavit so furnished in writing by such seller or any of its Seller Affiliates specifically for inclusion in the registration statement; provided, however, that the obligation to indemnify will be several, not joint and several, among such sellers of Registrable Shares, and the liability of each such seller of Registrable Shares will be in proportion to, and on the condition that such liability will be limited to, the net amount received by such seller from the sale of Registrable Shares pursuant to such registration statement; provided, however, that such seller of Registrable Shares shall not be liable in any such case to the extent that prior to the filing of any such registration statement or prospectus or amendment thereof or supplement thereto, such seller has furnished in writing to the Corporation information expressly for use in such registration statement or prospectus or any amendment thereof or supplement thereto which corrected or made not misleading information previously furnished to the Corporation.

(c) Any Person entitled to indemnification hereunder will (A) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided, however, that the failure to give such notice shall not limit the rights of such Person) and (B) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided, however, that any person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such person unless (X) the indemnifying party has agreed to pay such fees or expenses, or (Y) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such person. If such defense is not assumed by the indemnifying party as permitted hereunder, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld). If such defense is assumed by the indemnifying party pursuant to the provisions hereof, such indemnifying party shall not settle or otherwise compromise the applicable claim unless (1) such settlement or compromise contains a full and unconditional release of the indemnified party or (2) the indemnified party otherwise consents in writing. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party, a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the reasonable fees and disbursements of such additional counsel or counsels.

(d) Each party hereto agrees that, if for any reason the indemnification provisions contemplated by Section 5.9(a) or 5.9(b) are unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities, or expenses (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, liabilities, or expenses (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party in connection with the actions which resulted in the losses, claims, damages, liabilities, or expenses as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or indemnified party, and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5.9(d) were determined by pro rata allocation (even if the Stockholders or any underwriters or all of them were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 5.9(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities, or expenses (or actions in respect thereof) referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such indemnified party in connection with investigating or, except as provided in Section 5.9(c), defending any such action or claim. Notwithstanding the provisions of this Section 5.9(d). no Stockholder shall be required to contribute an amount greater than the dollar amount by which the net proceeds received by such Stockholder with respect to the sale of any Registrable Shares exceeds the amount of damages which such Stockholder has otherwise been required to pay by reason of any and all untrue or alleged untrue statements of material fact or omissions or alleged omissions of material fact made in any registration statement, prospectus or preliminary prospectus, or any amendment thereof or supplement thereto related to such sale of Registrable Shares. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Stockholders’ obligations in this Section 5.9(d) to contribute shall be several in proportion to the amount of Registrable Shares registered by them and not joint.

If indemnification is available under this Section 5.9, the indemnifying parties shall indemnify each indemnified party to the full extent provided in Sections 5.9(a) and 5.9(b) without regard to the relative fault of said indemnifying party or indemnified party or any other equitable consideration provided for in this Section 5.9(d) subject, in the case of the Stockholders, to the limited dollar amounts set forth in Section 5.9(b).

(e) The indemnification and contribution provided for under this Stockholders Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director, or controlling Person of such indemnified party and will survive the transfer of securities and the termination of this Stockholders Agreement.

5.10 Further Assurances. Each Stockholder shall do all such acts and things as, in the opinion of the Board, may be necessary or advisable to facilitate a Qualified IPO, including, without limitation, authorizing all amendments to the Certificate that the Board may consider necessary or advisable to facilitate any reorganization of the Corporation that is to occur prior to the Qualified IPO.

6.	Option By Certain Unaccredited Stockholders.

6.1 Grant of Option. Each Stockholder acknowledges the Onex Group’s desire that each holder of the Securities qualify as either (i) a Qualified Accredited Offeree, or (ii) a Qualified Foreign Stockholder, so that no disclosure document will be required in order to exempt (pursuant to Regulation D and/or Regulation S) any future issuances of securities to the existing Stockholders, Accordingly, upon the occurrence of an Option

Transaction with respect to the Corporation, each Stockholder shall be deemed to have granted to Onex an option (“Option”) to purchase, upon the terms and conditions set forth herein, all Securities held by such Stockholder and all shares, notes, or other securities now or hereafter issued or issuable in respect of any such Securities (whether issued or issuable by the Corporation or any other person or entity) (collectively, the “Option Securities”).

6.2 Option Transaction. The Option may be exercised only if (a) the Corporation is engaged in or proposes to engage in a transaction in which any shares, notes, or other securities will be issued to such Stockholder in a transaction constituting a “sale” within the meaning of Section 2(3) of the Securities Act or applicable foreign law (whether through a merger, consolidation, exchange, or purchase), (b) the Stockholder is neither a Qualified Accredited Offeree nor Qualified Foreign Stockholder at the time of the respective transaction (collectively an “Unaccredited Stockholder”), (c) no security holder (except for such Unaccredited Stockholder or any other person granting a similar option to Onex) of the Corporation involved in the respective transaction fails at the time of such transaction to qualify as either a Qualified Accredited Offeree or Qualified Foreign Stockholder, and (d) the issuer of the shares, notes, or other securities involved in such transaction (as conclusively evidenced by any notice signed in good faith by an executive officer or other authorized representative of Onex) has not prepared and is not expected to prepare in connection with such transaction appropriate disclosure documents that are sufficient to register such shares, notes, or other securities under the Securities Act or applicable foreign law or to exempt such registration in accordance with Regulation D or applicable foreign law. Each transaction for which the Option may be exercised as provided in this Section 6.2 is herein referred to as an “Option Transaction.”

6.3 Exercise of Option. Onex may exercise the Option solely with respect to all, but not less than all, of such Unaccredited Stockholder’s Option Securities involved in the respective Option Transaction. The Option may be exercised with respect to such Option Securities at any time before the consummation of the respective Option Transaction for which the Option is then exercisable. The exercise of the Option will be timely and effectively made if Onex provides written notice of such exercise to such Unaccredited Stockholder before such consummation of the respective Option Transaction. The earlier date on which such notice is so mailed or delivered will constitute the respective exercise date of the Option to which such notice relates.

6.4 Closing. Unless otherwise agreed by Onex and such Unaccredited Stockholder, the closing of each exercise of the Option will take place at the offices of Onex or at such place as Onex and such Unaccredited Stockholder agree, on the fifth business day after notice of the Option’s exercise is mailed or delivered in accordance with Section 6.3. At the closing, Onex will pay the exercise price to such Unaccredited Stockholder in cash (by certified or cashier’s check) solely upon such Unaccredited Stockholder’s delivering to Onex valid certificates evidencing all Option Securities then being purchased pursuant to the exercise of the Option. Such certificates will be duly endorsed (with signature guaranteed) for transfer to Onex, and upon delivery of such certificates to Onex, such Unaccredited Stockholder will be deemed to represent and warrant to Onex that the transferred Option Securities are owned by such Unaccredited Stockholder free and clear of all liens, adverse claims, and other encumbrances other than as provided in this Stockholders Agreement. Payment of the exercise price for the Option Securities is not required in order to effect the timely exercise of the Option. In order to ensure the transfer of the Option Securities purchased upon exercise of the Option, each Unaccredited Stockholder hereby severally appoints Onex as his, her, or its attorney in fact for the purpose of effecting any such transfer, and each Unaccredited Stockholder acknowledges and agrees that such power of attorney is coupled with an interest and is irrevocable. Moreover, Onex and each Unaccredited Stockholder will promptly perform, whether before or after any Option closing, such additional acts (including without limitation executing and delivering additional documents) as are reasonably required by either such party to effect more fully the transactions contemplated hereby.

6.5 Exercise Price. The exercise price for each Option Security will equal the price per share (or, in the case of securities other than capital stock, other applicable denomination) to be paid in connection with the Option Transaction as determined in good faith by the Board or such other governing body (or authorized committees thereof) of either (a) the issuer of such Option Security or (b) Onex if no such issuer determination is made, it being understood that determinations made by the issuer or Onex pursuant to this Section 6.5 will be final and conclusive.

6.6 Assignment of Option. The Option may be assigned or transferred in whole or in part by Onex without any consent or other action on the part of any Stockholder, and all references herein to “Onex” will include without limitation each assignee or transferee of all or any part of the Option.

7.	Confidentiality Non-Competition and Non-Solicitation.

7.1 Acknowledgement. The Stockholders acknowledge that they and their respective employees, nominees, advisors, agents, or other representatives (collectively, “Representatives”) will have access to and will be entrusted with detailed confidential information and trade secrets (“Confidential Information”) relating to the present and contemplated operations of the Corporation and its Subsidiaries, the disclosure of any of which Confidential Information to competitors of the Corporation and its Subsidiaries or to the general public would be highly detrimental to the best interests of the Corporation. The Stockholders acknowledge and agree that the right to maintain the confidentiality of such Confidential Information and the right to preserve the goodwill of the Corporation constitute proprietary rights which the Corporation is entitled to protect.

7.2 Covenants.

(a) Covenants of Stockholders. Each Stockholder hereby agrees with each of the other Stockholders and with the Corporation that neither it nor any of their respective representatives shall, directly or indirectly.

(1) subject to Section 7.3, at any time disclose any Confidential Information to any person nor use the same for any purpose other than the purposes of the Corporation, nor disclose or use for any purpose other than those of the Corporation the private affairs of the Corporation or any other non-public information relating to the business and affairs of the Corporation or any of its Subsidiaries which they may acquire as a result of being a Stockholder or director of the Corporation or any of its Subsidiaries; provided, however, that any party may disclose any information (i) to the extent required by law, regulation, or valid order of a governmental body, regulatory board, administrative tribunal, or comparable entity, (ii) to such party’s legal counsel, or (iii) to any of its Affiliates or accounting or financial advisors who need to know such information and have delivered to the Corporation a confidentiality agreement, in form and content satisfactory to the Corporation, acting reasonably, by which the Affiliate or advisor, as the case may be, has agreed not to disclose such information to any person, not to use such information for any purpose other than to provide advice to the Stockholder and, forthwith upon request, to return to the Corporation all tangible evidence of such information;

(2) subject to Section 7.2(b), until such time as such Stockholder ceases to be a Stockholder of the Corporation, either individually or in partnership or jointly or in conjunction with any person, as principal, agent, shareholder, or in any other manner whatsoever, carry on or be engaged in or concerned with or interested in, or advise, lend money to, guarantee the debts or obligations of, or permit its name or any part thereof to be used or employed by or associated with, any person engaged in or concerned with or interested in any business which is competitive with the business carried on by the Corporation or any of its Subsidiaries at such time without, in each case, the prior written consent of the Corporation, which consent shall not be unreasonably withheld or delayed; provided, however, that a Stockholder shall not be bound by the restrictions set forth in this Section 7.2(a)(2) if and during such time as such Stockholder’s fully diluted ownership of the equity securities of the Corporation constitutes less than one and one half percent (1.5%) of the total issued and outstanding equity ownership of the Corporation; and

(3) until such time as such Stockholder ceases to be a Stockholder of the Corporation, (i) at any time contact, or take any steps designed to bring information to the attention of, any employee or executive of the Corporation or any of its Subsidiaries for the purpose of offering such employee or executive employment with, or enticing such employee or executive to seek employment with, any person other than the Corporation or any of its Subsidiaries, regardless of the business in which such other person is engaged, without, in each case, the prior written consent of the Corporation, which consent shall not be unreasonably withheld or delayed or (ii) at any time, directly or indirectly, individually or in partnership or jointly or in conjunction with any person, as principal, agent, shareholder, or in any other manner whatsoever, contact, approach, or solicit any customer or client (or prospective customer or client) of the Corporation or any of its Subsidiaries for the purpose of soliciting any such client or customer (or prospective client or customer) or selling to such person services the same or similar to any services provided by the Corporation or any of its Subsidiaries.

(b) Covenants of Schwartz. Schwartz shall not be bound by the restrictions on competitive activities contained in Section 7.2(a)(2): provided, however, that (i) Schwartz shall not commence any such activity or take any step in furtherance thereof without providing prior written notice thereof to the Corporation and to Onex and (ii) upon Schwartz commencing any activity of the type referred to in U. Schwartz shall, subject to applicable law, not be entitled to receive any Confidential Information from the Corporation or any other person.

7.3 Exception.

(a) Disclosure by Onex. The restriction set out in Section 7.2(a) shall not preclude disclosure of Confidential Information by Onex in connection with any proposed Liquidity Transaction or other transaction involving the Corporation; provided, however, that such disclosure shall not be made without the approval of the Board and until the person receiving such Confidential Information has delivered to the Corporation a confidentiality agreement, in form and content satisfactory to the Corporation, acting reasonably, by which the person receiving such Confidential Information agrees: (1) not to disclose such information to any person other than its legal and financial advisors, subject in each case to such legal and financial advisors agreeing prior to any such disclosure to them to be bound by, such confidentiality agreement; (2) not to use such information for any purpose other than in connection with the proposed Liquidity Transaction or other proposed transaction; and (3) forthwith upon request, to return to the Corporation or to Onex all tangible evidence of such information.

(b) Acquisition of Public Securities. The restriction set out in Section 7.2(a) shall not preclude the acquisition by any Stockholder of up to five percent (5%) in the aggregate of the outstanding shares of any class or series of any issuer which are traded on any stock exchange or other public market.

(c) Activities of OMERS. OMERS shall not be bound by the restrictions on competitive activities contained in Section 7.2(a)(2) or the restrictions on solicitation of the Corporation’s employees and clients contained in Section 7.2(a)(3); provided, however, that Section 7.2(a)(3) shall apply to OMERS with respect to solicitation of Thomas O. Harbison, Mark W. Briggs (and any employee of the Corporation who reports directly to such individuals under the Corporation’s current lines of reporting authority) and Henry Belcher. The restriction set out in Section 7.2(a) shall not preclude disclosure of Confidential Information by OMERS in connection with any proposed sale of its Common Stock to a Third Party Purchaser, provided, however, that such disclosure shall not be made until the person receiving such Confidential Information has delivered to the Corporation a confidential agreement, in form and content satisfactory to the Corporation, acting reasonably, by which the person receiving such Confidential Information: (1) agrees not to disclose such information to any person other than its legal and financial advisors and financing sources and agrees to be responsible for any improper disclosure by any such person; (2) agrees not to use such information for any purpose other than in connection with the proposed sale transaction; and (3) forthwith upon request, to return to the Corporation or to OMERS all tangible evidence of such information.

7.4 Reasonable Restrictions. The Stockholders hereby agree that all restrictions contained in this Article 7 are reasonable and valid and waive all defenses to the strict enforcement thereof to the fullest extent permitted by law.

8.	Miscellaneous.

8.1 Implementation. Each Stockholder agrees to vote its shares of Common Stock, and all other securities of the Corporation entitled to vote on a particular matter, at all times, to cause its nominees to the Board (if any) to act at all times and otherwise to exercise its influence in respect of the Corporation, the Corporation agrees to exercise its influence in respect of its Subsidiaries, and the Corporation and each Stockholder agrees to sign all such documents and to do and perform all such other acts or things as may be necessary or desirable from time to time in order to give full effect to the provisions and intent of this Stockholders Agreement and to ensure that the provisions of this Stockholders Agreement shall govern the affairs of the Corporation and its Subsidiaries to the maximum extent permitted by law, notwithstanding any conflicting provision in the Certificate or the Bylaws or any conflicting resolutions of the directors or stockholders of the Corporation. In the case of any conflict between the provisions of this Stockholders Agreement and the Certificate, the Bylaws or any such resolutions, each Stockholder agrees to take all such action as may be required under the DGCL or otherwise to amend the Certificate, the Bylaws or such resolutions, as the case may be, to resolve such conflict so that the provisions of this Stockholders Agreement shall, to the maximum extent permitted by law, at all times prevail.

8.2 Notices. Any notices or other communications required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by telex, by telecopier, or registered or certified mail, postage prepaid, return receipt requested, addressed as follows (or at such other address as may be substituted by notice given as herein provided):

If to the Corporation:

ClientLogic Corporation

Two American Center

3102 West End Avenue, Suite 1000

Nashville, Tennessee 37203

Facsimile: (615) 301-7196

Attention: Chief Financial Officer

and

ClientLogic Corporation

Two American Center 3102

West End Avenue, Suite 1000

Nashville, Tennessee 37203

Facsimile: (615) 301-7225

Attention: General Counsel

With copies to (which shall not constitute notice):

Weil, Gotshal & Manges LLP

100 Crescent Court, Suite 1300

Dallas, Texas 75201

Facsimile: (214) 746-7777

Attention; Mary R. Korby

If to any Stockholder, at its address listed on the signature pages hereof.

Any notice or communication hereunder shall be deemed to have been given or made as of the date so delivered if personally delivered; when answered back, if telexed; when receipt is acknowledged, if telecopied; and five (5) calendar days after mailing if sent by registered or certified mail (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee).

Failure to mail a notice or communication to a Stockholder or any defect in it shall not affect its sufficiency with respect to other Stockholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

8.3 Successors and Assigns. Whether or not an express assignment has been made pursuant to the provisions of this Stockholders Agreement, the rights and obligations under this Stockholders Agreement are also for the benefit of, and enforceable against, all subsequent holders of Securities, except as otherwise expressly provided herein. This Stockholders Agreement shall be binding upon the Corporation, each Stockholder, and their respective successors and assigns. Notwithstanding the other provisions hereof, (i) neither OMERS nor any member of the OMERS Group shall transfer or assigns its rights (other than to members of the OMERS Group) under Section 2.4 (Observer Rights), Section 2.7 (Audit and Compensation Committees), Section 4.8(a) (Right of First Refusal), or Special Preemptive Rights under Section 3.3(e), and (ii) neither Onex nor any member of the Onex Group shall transfer or assign its rights (other than to members of the Onex Group) under Section 4.8(a) (Right of First Refusal), Section 4.8(f) (Right of First Refusal Onex and OMERS), or Section 4.10(a) (Drag-Along Rights) To the extent that (i) OMERS Transfers any Securities to one or more of its Affiliates, each such Affiliate shall appoint OMERS as such Affiliate’s agent to act on such Affiliate’s behalf for purposes of this Stockholders Agreement (including accepting notice and exercising any right on behalf of the OMERS Group), and (ii) Onex Transfers any Securities to one or more of its Affiliates, each such Affiliate shall appoint Onex Holding Property Management Ltd. as such Affiliate’s agent to act on such Affiliate’s behalf for purposes of this Stockholders Agreement (including accepting notice and exercising any rights on behalf of the Onex Group), Notwithstanding any other provision of this Section 8.3 to the contrary, Section 4.9 (Tag-Along Rights) will only be binding or enforceable against a successor or assign of Onex (including a member of the Onex Group) who acquires, directly or indirectly, 30% or more of the Common Stock held by Onex on the date hereof.

8.4 Remedies. The Stockholders agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Stockholders Agreement and that any Stockholder may in its sole discretion apply to any court of competent jurisdiction for specific performance and/or injunctive relief in order to enforce or prevent any violation of the provisions of this Stockholders Agreement.

8.5 Termination. The provisions of this Stockholders Agreement, other than Article 5 (which shall survive a Qualified IPO), shall terminate upon the consummation of a Qualified IPO and may be terminated at any time by agreement in writing of Onex and OMERS at the time of such agreement, provided such Person has its respective right to designate one or more directors pursuant to Section 2.1 hereof.

8.6 Legal Holidays. A “Legal Holiday” used with respect to a particular place of payment is a Saturday, a Sunday or a day on which banking institutions at such place are not required to be open. If a payment date is a Legal Holiday at such place, payment may be made at such place on the next succeeding day that Is not a Legal Holiday, and no interest on the amount of such payment shall accrue for the intervening period.

8.7 Governing Law. THIS STOCKHOLDERS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

8.8 Severability. In case any provision in this Stockholders Agreement shall be held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and the remaining provisions shall not in any way be affected or impaired thereby

8.9 No Waivers; Amendments.

(a) No Waivers. No failure or delay on the part of the Corporation or any Stockholder in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power, or remedy preclude any other or further exercise thereof or the exercise of any other right, power, or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the Corporation or any Stockholder at law or in equity or otherwise.

(b) Amendment and Waiver. Any provision of this Stockholders Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Corporation, the Onex Group and OMERS, provided such Person has its respective rights to designate one or more directors pursuant to Section 2.1 hereof, and such amendment or waiver shall be binding on all of the Stockholders and the Corporation.

8.10 Currency. Unless otherwise indicated, all dollar amounts referred to in this Stockholders Agreement are expressed in United States dollars.

8.11 Sections and Headings. The division of this Stockholders Agreement into Articles and Sections and the insertion of headings are for reference purposes only and shall not affect the interpretation of this Stockholders Agreement. The terms “this Stockholders Agreement”, “hereof, “herein”, “hereunder” and similar expressions refer to this Stockholders Agreement and not to any particular Section or other portion hereof and include any agreement or instrument supplemental or ancillary hereto. Unless otherwise indicated, any reference in this Stockholders Agreement to a Section or Schedule refers to the specified Section of or Schedule to this Stockholders Agreement,

8.12 Entire Agreement. This Stockholders Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether written or oral. There are no conditions, covenants, agreements, representations, warranties or other provisions, express or implied, collateral, statutory or otherwise, relating to the subject matter hereof except as provided in this Stockholders Agreement.

8.13 Duplicate Originals. All parties may sign any number of copies of this Stockholders Agreement. Each signed copy shall be an original, but all of them together shall represent the same agreement.

8.14 Time of Essence. Time shall be of the essence of this Stockholders Agreement.

8.15 Number and Gender. In this Stockholders Agreement, words importing the singular number only shall include the plural and vice versa and words importing any gender shall include all genders.

8.16 Ceasing to Be a Party. Except as otherwise provided in this Stockholders Agreement, a Stockholder shall cease to be a party to this Stockholders Agreement In the event that such Stockholder and every Affiliate thereof no longer holds or has any interest in any securities of the Corporation. Any Stockholder that ceases to be a party to this Stockholders Agreement shall have no further rights or obligations under this Stockholders Agreement, other than rights and obligations that may have arisen or accrued before such Stockholder ceased to be a party.

8.17 Change in Securities. The provisions of this Stockholders Agreement relating to securities of any class or series shall apply, mutatis mutandis, to any securities into which such securities may be converted, reclassified, redesignated, subdivided, consolidated, or otherwise changed from time to time and to any securities of any successor or continuing corporation to the Corporation that may be received in respect of any securities on a reorganization, amalgamation, consolidation or merger, statutory or otherwise.

8.18 Securities Subsequently Acquired. Each Stockholder agrees that, in addition to the shares of Common Stock now owned by it as set out opposite its, his or her name in Schedule A. all Common Stock or Common Stock Equivalents hereafter acquired by such Stockholder shall be subject in all respects to the provisions of this Stockholders Agreement.

8.19 Registration of Securities. The parties acknowledge that shares of Common Stock and Common Stock Equivalents beneficially owned by a Stockholder may from time to time be registered in the name of a nominee which will hold such securities as a bare trustee for the sole benefit and under the sole direction of such Stockholder, Each Stockholder shall cause all such shares of Common Stock and Common Stock Equivalents to remain subject in all respects to, and to be dealt with only in accordance with, this Stockholders Agreement in the same manner as if they were registered at all times in the name of such Stockholder. The Corporation may at any time require that evidence satisfactory to it, acting reasonably, be provided to the effect that any such nominee holds all shares of Common Stock and Common Stock Equivalents for the sole benefit of the relevant Stockholder.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Stockholders Agreement to be duly executed as of the date first written above.

CLIENTLOGIC CORPORATION

By:
Name:
Title:

ONEX HOLDING PROPERTY MANAGEMENT LTD.

By:
Name:
Title:

ONTARIO MUNICIPAL EMPLOYEES RETIREMENT BOARD

By:
Name:
Title:

By:
Name:
Title:

ONEX CORPORATION

By:
Name:
Title:

IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Stockholders Agreement to be duly executed as of the date first written

CLIENTLOGlC CORPORATION

By:	/s/ Steven M.Kawalick
Name:	Steven M.Kawalick
Title:	Assistant Secretary

ONEX HOLDING PROPERTY MANAGEMENT LTD.

By:	/s/ Donald F. West
Name:	Donald F. West
Title:	Director

ONTARIO MUNICIPAL EMPLOYEES RETIREMENT BOARD

By:	/s/ Ian Collier
Name:	Ian Collier
Title:	Vice President

By:	/s/ Lisa Melchior
Name:	Lisa Melchior
Title:	Portfolio Manager

SCHEDULE A

Stockholder	Shares Owned

Arraiz, Maria	193
Bailey, Melissa	3,312
Baskin, Steven	193
Berdych, Nancy	49
Berger, Michael	242
Biltekoff, Joanne	40,358
Boffa, Tony	61
Bookmilier, Brian	193
Brege, Tracy	193
Brevda, Evelyn	242
Brleteneder, Lill	121
Briggs, Mark R.	128,572
Broome, Aaron	61
Bubak, Jeff	1,206
Bush, Nora	129
Bush, Sandra	34,329
Byrnes, Christine	193
Callahan, Elynn	33
Capato, Anthony	16,554
Casteel, Julie	82,443
Christopher, Gena	49
Coia, Ralph	33
Dekker, Peter E.	77,541
Digiore, Jim	804
DIPale, Grace	61
Doherty, Christine	33
Donnelly, Kate	61
Downs, Kim	193
Drake, Mike	49
Duffy, Mickle (Michele A.)	1,206
Dunne, Carleen	804
Duryea, Joseph	34,093
Dzierba, Kathryn S	193
Edwards, Jim (Alfred J.)	279
Egleston, Christopher	1,206
Eiler, Robert	49
Engler, Bill (William G.)	33
Erickson, Ole Sommer	22,585
Faddoul, Mike	61
Fanson, Sandra	343
Faruqui, Ghazala	61
Ferraraccclo, Lori	1,929
Fetter, Robert	32,143

Fischer, Charles	193
Fishrnan, Michael	804
Fontana, Margret	242
Fraass, David	1,286
Franko, MaryRose	33
Goguen, Mark	61
Grattan, James	49
Gray, Lorin	61
Greer, Annmarie	483
Hartnet, Paul	279
Henchbarger, Bill (William A.)	33
Herman, Mike (Michael E.)	193
Hipshman, Philip	161
Horvath, John	129
Huber, Ethan	33
Garton-Hudspeth, Paula	61
Humphries, Sarah Jane	161
Iyer, Bhuvaneshwari	61
Jackson, Ermina	33
Jauch, Eric	193
Jones, Caroline	193
Jones, Karen	61
Kaplan, Gloria	33
Karbowniczek, Aleksandra	33
Kawallck, Steve	17,665
Keans, Jacky	3,215
Keklak, Jason	33
Ko, Glenn	61
Koopmans, Sytze	13,913
Kortenhorst, Jules T	352,260
Lees, Jeffery	804
Leheta, Yasser	61
Litvack, Richard	322
Loubaresse, Frank	230,982
Loubaresse, Frank	21,901
Loubaresse, Jacques	2,396
Loubaresse, Laurent	116,594
Loubaresse, Laurent	10,462
Mahon, Monica	402
Malacrino, Giuseppe	161
Mandel, Lon	128,572
Marnfredo, Joanne	33
Maraszek, Chris	193
Marino, Paul	1,206
Mathews, Erin	33
McGiII, Greg	49
McPeek, Scot	33
McQueary, Denise	33
Miller, Brian	33

Molland, Bill (Frederick W.)	402
Moore, Terry	322
Mulligan, Lisa	1,206
Muscato, Greg	3,215
Nagel, Ronald	33
Naik, Vijay	61
Nance, Teresa	33
Nicosla, James	33
O’Neill, Mark	61
Online Services SARL	117,758
Online Services SARL	11,776
Painter, Julle	804
Palmatier, Jo Ann	804
Parsons, John	121
Petrosian, Claudia	4,500
Piekos, Fran	129
Pilsbury, Daniel	33
Pinnock, Richard	1,608
Podgorny, Keith	193
Procknal, Christine	483
Pyne, Andrew	1,206
Redman, John	33
Ressman, David	33
Rella, Bill (William)	305,151
Ricchiazzi, Julie	193
Roberts, Charles	193
Romito, Maureen	193
Root, Greg	2,138
Roselli, Paris	193
Rott, Elizabeth	88
Ruden, Cliff	3,215
Sanchez, Jeffrey	33
Sandler, Lauren	49
Sarna, Howard	81,274
Schaer, Maimu	1,608
Schemm, Jamie	193
Schiltz, Cherly	804
Scholl, Lisa	33
Schraufstetter, Shara	33
Schwelzer, Robert	81
Sentman, Charles	193
Sfeir, Josett	193
Shear, Bonnie	33
Singleton, June	33
Sklad, Saundra	1,608
Small, Ken	121
Smith, Mike	322
Smith, Oral	61
Snary, Cathey	2,942

Solomon, Jeffrey	193
Spragge, Debra	33
Stewart, Charles	33
Sullivan, Mike	49
Taffner, Kirnberly A	33
Temple, Joseph L	257,143
Thompson, S. Dianne	257,143
Tran, Tuoc	61
Tredo, Don	193
Trifiletti, Paul	33
van der Lann, Carien C.	76,512
van Gaal, Joost A. J.	81,306
VanSant, Doug	279
Vullevlc, Natasha	61
Wachowicz, Deborah	33
Walsh, Thomas	483
Waters, Lee	3,810
Waugh, Michele	61
Weinbrecht, Peter	804
Weist, Jack	61
Williams, Gavin	242
Winder, Victor	33
Wright, Stacy	49
Yacnyowych, Andrew	61
Young, Patrick	193
Zuhr, Kristen	193
Ontario Municipal Employees Retirement Board	1,750,000	(class B voting shares)
	8,250,000	(class B nonvoting shares)
Onex Holding Property Management Ltd.	66,451,221	(class B voting shares)
	79,064,613	(Total shares O/S)

SCHEDULE B

JOINDER AGREEMENT

[DATE]

Reference is made to that certain Amended and Restated Stockholders Agreement, dated as of August 15, 2000, a copy of which is attached hereto (as amended and in effect from time to time, the “Stockholders Agreement”), among ClientLogic Corporation, a Delaware corporation (the “Corporation”) and the securityholder parties thereto.

The undersigned signatory, in order to become the owner or holder of shares of any class of the common stock of the Corporation, by virtue of the issuance by the Corporation of shares of Common Stock to such signatory and/or the transfer of shares of Common Stock to such signatory, hereby agrees that by the undersigned’s execution hereof, the undersigned is a party to the Stockholders Agreement subject to all of the rights, restrictions, conditions and obligations applicable to the Stockholders (as that term is defined in Stockholders Agreement) set forth in the Stockholders Agreement. This Joinder Agreement shall take effect and shall become a part of said Stockholders Agreement as of the date first written above (or, if earlier, the effective date of the relevant issuance or transfer of the shares of Common Stock to the undersigned).

(please print name of transferee)

By:
Name:
Title:

ACCEPTED:

CLIENTLOGIC
CORPORATION

By:
Name:
Title: